UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Celldex Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CELLDEX THERAPEUTICS, INC.
Perryville III Building
53 Frontage Road, Suite 220
Hampton, NJ 08827
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 15, 2023
To the Stockholders of
Celldex Therapeutics, Inc.
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Celldex Therapeutics, Inc. (the “Company” or “Celldex” or “we” or “us”) will be held on June 15, 2023 beginning at 9:00 a.m. Eastern Time. We are holding the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/CLDX2023. At the Annual Meeting, stockholders will act on the following matters to:
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elect nine directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

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ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023;

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approve an amendment to our 2021 Omnibus Equity Incentive Plan, including an increase in the number of the shares reserved for issuance thereunder by 600,000 shares to 4,300,000 shares;

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approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement;

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to vote, on an advisory basis, on how often we will conduct an advisory vote on the compensation of our Named Executive Officers (every year, every two years or every three years); and

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address any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on April 18, 2023 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.
Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.
By Order of the Board of Directors
Sam Martin
Chief Financial Officer and Secretary
May 1, 2023
Hampton, NJ

CELLDEX THERAPEUTICS, INC.
Perryville III Building
53 Frontage Road, Suite 220
Hampton, NJ 08827

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on June 15, 2023 at 9:00 a.m. Eastern Time. We are holding the Annual Meeting virtually via the Internet. In order to attend our Annual Meeting, you must log in to www.virtualshareholdermeeting.com/CLDX2023 using the 16-digit control number on the notice, proxy card or voting instruction form that accompanied the proxy materials.
Our Annual Meeting could be adjourned or postponed to another date and/or time. A list of record holders of the Company’s common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at our principal offices at Perryville III Building, 53 Frontage Road, Suite 220, Hampton, New Jersey 08827, during normal business hours for ten days prior to the Annual Meeting.
The enclosed proxy is solicited by the Board of Directors of Celldex Therapeutics, Inc. (the “Board”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about May 1, 2023.
Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 15, 2023.
Our proxy materials, including our Proxy Statement for the 2023 Annual Meeting, 2022 Annual Report to Stockholders (which contains our Annual Report on Form 10-K) and proxy card, are available on the Internet at www.proxyvote.com.
ABOUT THE MEETING
Why are we calling this Annual Meeting?
We are calling the Annual Meeting to seek the approval of our stockholders to:
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elect nine directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

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ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023;

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approve an amendment to our 2021 Omnibus Equity Incentive Plan. including an increase in the number of the shares reserved for issuance thereunder by 600,000 shares to 4,300,000 shares;

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approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement;

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to vote, on an advisory basis, on how often we will conduct an advisory vote on the compensation of our Named Executive Officers (every year, every two years or every three years); and

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address any other matters that may properly come before the meeting.

What are the Board’s recommendations?
Our Board of Directors recommends that you vote:
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FOR the election of each of the nine director nominees;

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FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023;

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FOR the approval of an amendment to our 2021 Omnibus Equity Incentive Plan, including an increase in the number of the shares reserved for issuance thereunder by 600,000 shares to 4,300,000 shares; and

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FOR the advisory vote to approve the compensation of our Named Executive Officers as described in this proxy statement.

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FOR ONE YEAR on the frequency of the advisory votes on the compensation of our Named Executive Officers.

Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on the record date, April 18, 2023, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon. As of the record date, we had 47,252,469 outstanding shares of common stock.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Attendance shall solely be via the Internet at www.virtualshareholdermeeting.com/CLDX2023 using the 16-digit control number on the notice, proxy card or voting instruction form that accompanied the proxy materials.
The live webcast of the Annual Meeting will begin promptly at 9:00 am Eastern Time. Online access to the audio webcast will open approximately 10 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.
Stockholders may also vote, and submit written questions, during the Annual Meeting on www.virtualshareholdermeeting.com/CLDX2023. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your notice, proxy card or voting instruction form to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than one question from a single stockholder. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. We have retained Broadridge Financial Solutions to host our virtual annual meeting and to distribute, receive, count and tabulate proxies.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
How do I vote?
You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.
Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.
You will have the right to vote at the Annual Meeting. You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/CLDX2023. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your notice, proxy card or voting instruction form to vote at our Annual Meeting.
If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy. Even if you plan to attend our Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.
What if I vote and then change my mind?
You may revoke your proxy at any time before it is exercised by:
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filing with the Secretary of the Company a notice of revocation;

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sending in another duly executed proxy bearing a later date; or

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attending the meeting and casting your vote in person.

Your latest vote will be the vote that is counted.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote in person at the Annual Meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.
What are “broker non-votes”?
Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provides a specific voting instruction. Brokers, banks or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.
When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.
The election of directors (Proposal No. 1), the approval of an amendment to our 2021 Omnibus Equity Incentive Plan including an increase in the number of the shares reserved for issuance thereunder by 600,000 shares to 4,300,000 shares (Proposal No. 3), the advisory vote on the compensation of our Named Executive Officers (Proposal No. 4) and the advisory vote on the frequency of the advisory votes on the compensation of our Named Executive Officers (Proposal No. 5) are generally considered to be “non-routine” matters, and brokers, banks or other nominees are not permitted to vote on those matters if the broker, bank or other nominee has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers, banks or other nominees how they wish to vote their shares on these proposals. The ratification of our independent registered public accounting firm (Proposal No. 2) is generally considered to be a “routine” matter, and hence, a broker, bank or other nominee may be able to vote on Proposal No. 2 even if it does not receive instructions from the beneficial owner.
What vote is required to approve each proposal?
Holders of a majority of the outstanding shares as of the record date entitled to vote at the meeting must be present, in person or by proxy, at the Annual Meeting in order to establish the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.
Assuming that a quorum is present, the following votes will be required:
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With respect to the election of directors (Proposal No. 1), each nominee presented in Proposal 1 must be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. Nominees are elected by a majority vote for non-contested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is non-contested. If the number of votes “For” a nominee exceeds the number of votes “Against” such nominee (among votes properly cast in person or by proxy), then the nominee will be elected. Abstentions and broker non-votes will have no effect on Proposal 1.

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With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2), approval will require the affirmative vote of a majority of the votes cast, affirmatively or negatively, on Proposal No. 2 at the Annual Meeting. Accordingly, abstentions, if any, will not have any effect on the outcome of Proposal 2. Because Proposal 2 is considered a “routine” proposal, no broker non-votes will occur with respect to Proposal 2.

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With respect to the approval of an amendment to our 2021 Omnibus Equity Incentive Plan including an increase in the number of the shares reserved for issuance thereunder by 600,000 shares to 4,300,000 shares (Proposal No. 3), the advisory vote on the compensation of our Named Executive Officers (Proposal No. 4) and the advisory vote on the frequency of advisory votes on the compensation to our Named Executive Officers (Proposal No. 5), approval will require the affirmative vote of a majority of the votes cast, affirmatively or negatively, on such proposal. Accordingly, abstentions, if any, will not have any effect the outcomes of Proposals Nos. 3, 4 and 5. Broker non-votes, if any, will have no effect on Proposals 3, 4 and 5.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

How are we soliciting this proxy?
We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT NINE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL
MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY
ELECTED AND QUALIFIED
(Proposal No. 1)
At the Annual Meeting, nine directors are to be elected. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.
It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board of Directors. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. Director nominees are elected by a majority vote in non-contested elections of directors. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is non-contested. Accordingly, each director nominee must be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the nine nominees named below.
Nominees for Election
The persons listed below are our current directors that have been nominated for re-election or nominees for election at the Annual Meeting (the “Director Nominees”) to fill the nine director positions to be elected by the holders of the common stock.
Directors	Age	Year First Became Director	Current Public Boards
Karen L. Shoos (Chair of the Board)	69	2001	1
Anthony S. Marucci (Chief Executive Officer)	61	2008	2
Keith L. Brownlie	70	2017	1
Cheryl L. Cohen	57	2022	2
Herbert J. Conrad	90	2008	2
Rita I. Jain, M.D.	61	2023	3
James J. Marino	73	2017	2
Garry A. Neil, M.D.	69	2022	2
Harry H. Penner, Jr.	77	1997	1
The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to Celldex by each Director Nominee.
Director Nominees
Karen L. Shoos was appointed Chair of the Board of Directors in June 2019 and became a director of Celldex in March 2008 with the merger of Celldex and AVANT. Ms. Shoos was appointed to the Board of AVANT in May 2001. Ms. Shoos is currently a consultant in international blood safety and since November 2015, Ms. Shoos has been the Director of Operations for the Maryland Tech Council Venture Mentoring Services Program. From May 2013 to September 2016, Ms. Shoos was Principal Investigator, AABB International Technical Assistance. From October 1994 to May 2013, Ms. Shoos was Chief Executive Officer of AABB. AABB is a professional standards setting and accrediting organization in the fields of blood and cellular therapies. Prior to AABB, from 1984 to 1994, Ms. Shoos held senior positions at the American Red Cross, including Acting Senior Vice President, Biomedical Services (1993 – 1994) and Secretary

and General Counsel (1990 – 1993). Prior to the American Red Cross, Ms. Shoos was a lawyer in private practice. Ms. Shoos earned her B.A. from Yale University and her J.D. from Case Western Reserve University.
Anthony S. Marucci was appointed President and Chief Executive Officer of Celldex in September 2008 and as a director of Celldex in December 2008. Since May 2003, Mr. Marucci has held a number of roles with Celldex, including as a founder, Vice President, Chief Financial Officer, Treasurer and Secretary. In addition, he was Treasurer of Medarex, Inc. (now a part of Bristol-Myers Squibb Co.) from December 1998 to March 2004. Mr. Marucci held a series of senior financial positions at Medarex from December 1998 to May 2003. Since May 2021, Mr. Marucci has served as a member of the board of directors of Genenta Science S.p.A., a publicly held biopharmaceutical company. Mr. Marucci is a member of the Board of Trustees of BioNJ Inc. and also served as its Treasurer through 2010. Mr. Marucci is also a member of the Board of the College of Business and Public Management at Kean University. Mr. Marucci received his M.B.A. from Columbia University and his M.H.L. from Brown University.
Keith L. Brownlie became a director of Celldex in June 2017. Mr. Brownlie was employed by the accounting firm Ernst & Young LLP from 1974 to 2010. At Ernst & Young, he served as audit partner for numerous public companies and was the Life Sciences Industry Leader for the New York Metro Area. From 2010 until 2019, Mr. Brownlie served as a member of the board of directors and chairman of the audit committee of Soligenix, Inc., a publicly held biopharmaceutical company. From 2012 until 2019, Mr. Brownlie served as a member of the board of directors and served as the chairman of the audit committee of Phio Pharmaceuticals Corp. (formerly RXi Pharmaceuticals Corporation), a publicly held biopharmaceutical company. From 2011 to 2013, Mr. Brownlie also served as a member of the board of directors and served as the chairman of the audit committee of EpiCept Corporation, a publicly held biopharmaceutical company. From 2013 to 2014, Mr. Brownlie was a member of the board of directors and served as the chairman of the audit committee of Cancer Genetics, Inc., a publicly held biopharmaceutical company. Mr. Brownlie received a B.S. in Accounting from Lehigh University and is a Certified Public Accountant.
Cheryl L. Cohen became a director of Celldex in June 2022. Since 2008, Ms. Cohen has served as President of CLC Consulting, a pharmaceutical and biotechnology consulting firm that specializes in new product start-ups and commercialization. From August 2011 to July 2014, Ms. Cohen served as Chief Commercial Officer of Medivation, Inc. where she built the company’s commercial organization and lead her team to successfully launch the oncology drug, Xtandi®. Prior to joining Medivation, Ms. Cohen spent over ten years at Johnson & Johnson, most notably as Vice President of the Rheumatology Franchise. Ms. Cohen began her career at Solvay Pharmaceuticals in management and sales. Ms. Cohen has served on the board of directors of Immunity Bio (previously NantKwest), a publicly traded company, since June 2019. Ms. Cohen previously served on the board of directors of MEI Pharma from April 2020 to December 2022 and Ignyte Acquisition Corp. from January 2021 to April 2022, both publicly traded companies. She earned a B. A. degree from Saint Joseph College.
Herbert J. Conrad became a director of Celldex in March 2008 upon consummation of our merger with AVANT. Mr. Conrad had been a director of Celldex Research since March 2004. Mr. Conrad was President of the U.S. Pharmaceuticals Division of Hoffmann-La Roche, Inc., a pharmaceutical company, from 1982 until his retirement in 1993. Mr. Conrad currently serves on the Board of Matinas BioPharma Holdings, Inc., a publicly held biopharmaceutical company. Mr. Conrad serves as an Advisor to the Seaver Autism Center at Mount Sinai Hospital. In addition to serving on the board of directors of privately held biotechnology companies, Mr. Conrad has served as Chairman of the Board of Directors of Pharmasset, Inc., GenVec, Inc. and Bone Care International, Inc. Mr. Conrad has also served as director of Arbutus Biopharma Corporation and was a director and co-founder of Reliant Pharmaceuticals, Inc. He received B.S. and M.S. degrees from the Brooklyn College of Pharmacy and an honorary Doctorate in Humane Letters from Long Island University.
Rita I. Jain, M.D. became a director of Celldex in February 2023. Dr. Jain has served on the Board of Directors of AnaptysBio, Inc., a publicly traded company, since April 2023, Provention Bio, Inc., a publicly traded company, since January 2023, as a member of the Supervisory Board of AM-Pharma B.V. since 2020 and on the Board of Directors of ChemoCentryx, Inc. from 2019 until its acquisition by Amgen in 2022. From 2021 to 2022, Dr. Jain served as Executive Vice President, Chief Medical Officer of ChemoCentryx, Inc. and in 2021 served as Chief Medical Officer of Immunovant, Inc. Additionally, since August 2021, Dr. Jain has served as Chief Executive Officer of Heartwood Biopharma Group, a private consulting group. From 2017 to 2019, Dr. Jain was Senior Vice President and Chief Medical Officer at Akebia Therapeutics, Inc. From 2013 to 2016, Dr. Jain was a Vice President in Clinical Development at AbbVie Inc., including Men’s and Women’s Health and Metabolic Development. Dr. Jain also held various leadership roles at Abbott Laboratories from 2003 through 2012, including as Divisional Vice President of Pain, Respiratory and Metabolic Disease Development. Dr. Jain received her B.S. degree in biology from Long Island University, and her M.D. from the State University of New York at Stony Brook School of Medicine.
James J. Marino became a director of Celldex in March 2017. Mr. Marino has served as a member of the board of directors of Onconova Therapeutics, Inc., a publicly held biopharmaceutical company, since July 2015 and currently serves as Chairman of the Board. Prior to July 2015, Mr. Marino was a Partner at the global law firm of Dechert LLP for 28 years, where he served as Managing Partner of the Princeton Office. His practice encompassed the representation of biotechnology companies in public and private financings, mergers and acquisitions, and strategic alliances. Previously, he served on the board of directors of Pharmacopeia Inc. He was a co-founder of BioNJ, a trade association of biotech companies, and served as its counsel. Mr. Marino has worked in advisory capacities and on the boards of many non-profit organizations, including Robert Wood Johnson University Hospital, Wake Forest University Baptist Medical Center and Wake Forest University where he serves as a Life Trustee. Mr. Marino received his B.A., M.B.A., and J.D. from Rutgers University.
Garry Neil, M.D. became a director of Celldex in June 2022. Since February 2022, Dr. Neil has served as Chief Executive Officer and since August 2022 as Chairman of the Board at Avalo Therapeutics (formerly Cerecor, Inc.), a publicly held biotechnology company. Prior to that, Dr. Neil was Senior Scientific Adviser and Chief Scientific Officer at Avalo since its February 2020 merger with Aevi Genomic Medicine, Inc., a biotechnology company where Dr. Neil had served as Chief Scientific Officer from September 2013 to February 2020. Prior to joining Aevi, Dr. Neil was a Partner at Apple Tree Partners, a life science private equity firm, from September 2012 to September 2013, and held a number of senior positions in the pharmaceutical industry, including most recently Corporate Vice President of Science & Technology at Johnson & Johnson from November 2007 to August 2012. Prior to these roles, Dr. Neil served as Group President at Johnson & Johnson Pharmaceutical Research and Development, Vice President of Research & Development at Merck KGaA/EMD Pharmaceuticals, and Vice President of Clinical Research at AstraZeneca and Astra Merck. Dr. Neil has served on the board of directors of Arena Pharmaceuticals, Inc. since February 2017 and as its Chair since February 2021. From August 2016 to May 2019, he previously served on the board of GTx, Inc., a publicly traded biopharmaceutical company. He is a member of the board of the Center for Discovery and Innovation of the Hackensack Meridian Medical School in Hackensack, New Jersey and is the Founding Chairman of TransCelerate Biopharma, Inc., a non-profit pharmaceuticals industry Research & Development consortium, and is a past member of the TransCelerate Board from 2012 to 2019. He served on the board of Reagan Udall Foundation for the FDA from 2007 to 2021, the board of Foundation for the National Institutes of Health (NIH) from 2010 to 2012 and on the Science Management Review Board of the NIH from 2010 – 2012. Dr. Neil is also the past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic.
Harry H. Penner, Jr. became a director of Celldex in March 2008 with the merger between Celldex and AVANT. Mr. Penner was appointed to the Board of AVANT in January 1997 and was Chairman of AVANT prior to the consummation of our merger with AVANT. Mr. Penner has served as Chairman and Chief Executive Officer of Nascent BioScience, LLC, a firm engaged in the creation and development of new life science companies since 2001. From 1993 to 2001, Mr. Penner was President, Chief Executive Officer and Vice Chairman of Neurogen Corporation. From 1985 to 1993, Mr. Penner was an Executive Vice President of Novo Nordisk A/S, serving from 1988 to 1993 as Executive Vice President for North America and President, Novo Nordisk of North America, and from 1985 to 1988 as the company’s Executive Vice President and General Counsel in Denmark. He has served as BioScience Advisor to the Governor and the State of Connecticut, as Co-Chairman of BioCT (formerly Connecticut United for Research Excellence), and as Chairman of the Connecticut Board of Governors of Higher Education and the Connecticut Technology

Council. Mr. Penner is currently Chairman of the Board of CaroGen Corporation. Mr. Penner is also Chairman of the Board of NeuroCyte Therapeutics, Inc. and a board member of QCDx LLC and OmaxHealth, Inc., all of which he is a founder. Mr. Penner received a B.A. from the University of Virginia, a J.D. from Fordham University, and an L.L.M. in International Law from New York University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
We are currently managed by a nine member Board of Directors, a majority of whom are “independent” as that term is defined in the applicable NASDAQ listing standards. Other than Mr. Marucci, each of our directors is deemed “independent” as that term is defined in the applicable NASDAQ listing standards. Our Board of Directors met five times in 2022. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings of all committees of our Board of Directors on which the Director served. Our annual meeting of stockholders is generally held to coincide with one of the Board’s regularly scheduled meetings. We do not have a formal policy requiring members of the Board of Directors to attend our annual meetings, although our directors typically attend the annual meeting. Each of the then current directors attended the 2022 Annual Meeting of Stockholders.
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating and Corporate Governance Committee considers the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board. Currently, the roles of Chief Executive Officer and Chair of the Board are separate. Mr. Marucci, our Chief Executive Officer, is a member of our Board. Ms. Shoos, an independent director, serves as Chair of the Board. The Board believes that its current leadership structure provides independent board leadership, engagement and oversight.
In addition, our independent committee chairs are responsible for leading committee meetings, determining committee meeting schedules, agenda and information flow, and reporting to the full Board on the committee’s actions and areas of responsibilities.
Role of the Board in Risk Oversight
Our management is responsible for assessing and managing risk and the Board of Directors oversees and reviews certain aspects of our risk management processes. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management and its committees. The Board is responsible for overseeing risks related to our overall operations and strategy, including, among others, product development, potential asset acquisitions, financial reporting, business continuity (including succession planning) and reputational risks faced by us.
The committees of the Board execute their oversight responsibility for risk management as follows:
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The Audit Committee is responsible for overseeing our internal financial and accounting controls and the work performed by the independent registered public accounting firm. As part of its oversight function, the Audit Committee regularly discusses with management and the independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. The Audit Committee also reviews our risk management insurance programs. In addition, the Audit Committee also reviews and has oversight over our Information Technology, including Cybersecurity functions within the Company.

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The Compensation and Organization Development Committee is responsible for overseeing risks related to our cash and equity-based compensation programs and practices. As part of its oversight function, the Compensation and Organization Development Committee periodically discusses with the President and Chief Executive Officer as well as the Board of Directors, as necessary, the compensation plan for both Executive Officers and the independent directors, performance goals and objectives for the period and related achievement, peer group and other relevant compensation benchmarks and practices and other matters to ensure our compensation practices are in our best interest and that of our shareholders. The Compensation and Organization Development Committee also has oversight responsibilities for our Diversity, Equity and Inclusion (DE&I) initiatives.
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The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and our corporate governance. In this regard, the Nominating and Corporate Governance Committee assesses the qualifications and independence of members of the Board, makes annual recommendations regarding Board and committee membership, and reviews any transactions between us and our officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

Audit Committee
The Board of Directors has established an Audit Committee currently consisting of Keith L. Brownlie, Chair, James J. Marino and Harry H. Penner, Jr. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. The Audit Committee has been designated by the Board to oversee risks related to information technology and cybersecurity. Celldex mitigates its cybersecurity risk in many ways including leveraging standard industry tools from a software and hardware perspective, required annual training and maintaining a cybersecurity risk insurance policy. The Audit Committee reviews these information technology and cybersecurity risks at least annually.
Each member of the Audit Committee is “independent” as that term is defined in the rules of the Securities and Exchange Commission (the “SEC”) and the applicable NASDAQ listing standards. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has designated Mr. Brownlie as an “audit committee financial expert,” as defined under the applicable rules of the SEC and the applicable NASDAQ listing standards. The Audit Committee met six times during 2022. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.celldex.com.
Compensation and Organization Development Committee
The Board of Directors has established a Compensation and Organization Development Committee currently consisting of James J. Marino, Chair, Cheryl L. Cohen and Harry H. Penner, Jr. The primary function of the Compensation and Organization Development Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. The Compensation and Organization Development Committee has oversight of the Company’s strategies and policies related to human capital management, provided, however, that the full Board has retained oversight of the Company’s strategies and policies related to diversity, equity and inclusion.
Each member of the Compensation and Organization Development Committee is “independent” as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The CODC met six times during 2022. Our Board has adopted a Compensation and Organization Development Committee Charter, which is available for viewing at www.celldex.com.
Nominating and Corporate Governance Committee
The Board of Directors has established a Nominating and Corporate Governance Committee currently consisting of Herbert J. Conrad, Chair, Cheryl L. Cohen and Garry Neil, M.D. The primary function of the Nominating and Corporate Governance Committee is to assist the Board in reviewing, investigating and addressing issues regarding Board composition, policy and structure; membership on Board committees; and other matters regarding our governance.
Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Nominating and

Corporate Governance Committee met six times during 2022. Our Board has adopted a Nominating and Corporate Governance Committee Charter, which is available for viewing at www.celldex.com.
Director selection criteria
The Nominating and Corporate Governance Committee is responsible for reviewing, on an annual basis, the appropriate mix of professional competencies, key attributes, skills and experiences required of board members to work together as a team to properly oversee our strategies and operations. The process followed by the Nominating and Corporate Governance Committee to evaluate any candidates, whether identified or recommended by board members, management, members of the Nominating and Corporate Governance Committee, stockholders or other external sources, includes meeting from time to time to evaluate biographical information and background material relating to potential candidates to the Board and interviews of selected candidates by members of the Committee and the Board. All nominees must have, at a minimum, high personal and professional integrity, exceptional ability and judgment, and effectiveness in collectively serving the long-term interests of all stockholders, all as described above. Other qualifications that may be considered are described in the Nominating and Corporate Governance Committee Charter. Our Nominating and Corporate Governance Committee and our Board value diversity and, as such, also consider diversity of gender, race, national origin, education, professional experience and differences in viewpoints and skills when selecting members of our Board, however we have no formal policy regarding diversity of our Board of Directors.
All board members are expected to possess certain key attributes necessary to creating a functional board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; diversity of perspective, an inquisitive and objective perspective; professional experience at a policy-making level in business, government, education or medicine; time availability for in-person participation at board and committee meetings; and a commitment to representing the long-term interests of our stockholders. We look for directors with professional competencies that include senior management operational experience, accounting and finance capabilities, deep industry-related experience, biologic development and manufacturing expertise, business development leadership, medical and scientific proficiencies, and government and public policy experience.
Independence is also an important selection criterion for nomination to our Board. Independent directors should be free of any relationship with us, our management, other directors or other parties that may impair, or appear to impair, the director’s ability to make independent judgments. Independent directors must satisfy the criteria for independence established by NASDAQ. Currently all of our directors are independent except for our Chief Executive Officer, Mr. Marucci. There are no family relationships among our Director Nominees, management and other key personnel.
Finally, candidates should be enthusiastic and excited about their service on our Board and working collaboratively with existing board members to create value for all of our stockholders.

The Nominating and Corporate Governance Committee believes that the nine director nominees collectively have the skills, experience, diversity and character to execute the Board’s responsibilities. The following is a summary of those qualifications:
Attributes, Experience and Skills	Karen L. Shoos	Anthony S. Marucci	Keith L. Brownlie	Cheryl L. Cohen	Herbert J. Conrad	Rita I. Jain, M.D.	James J. Marino	Garry A. Neil, M.D.	Harry H. Penner, Jr.
Industry Experience	*	*	*	*	*	*	*	*	*
Executive/Leadership Experience	*	*	*	*	*	*	*	*	*
Scientific Research/Drug Development Experience						*		*
Business Strategy/Operations Experience	*	*	*	*	*	*	*	*	*
Financial Experience		*	*	*			*		*
Commercial Experience				*	*
Mergers & Acquisitions Experience	*	*	*	*	*	*	*	*	*
Public Company Board Experience	*	*	*	*	*	*	*	*	*
Demographics
Race/Ethnicity
Asian						*
White	*	*	*	*	*		*	*	*
Gender
Female	*			*		*
Male		*	*		*		*	*	*
Board Diversity Matrix (as of May 1, 2023)
The table below provides certain highlights of the composition of our Board members and nominees. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).
Board Size: Total Number of Directors	9
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Directors	6	3	—	—
Demographic Background:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	6	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Undisclosed	—	—	—	—

Over the past two years, our Nominating and Corporate Governance Committee implemented a process to expand our Board’s scientific and commercial experience and focused on candidates with significant commensurate experience. This process resulted in the addition of three highly qualified candidates to the Board. Our Nominating and Corporate Governance Committee’s and our Board’s priority in selecting Board members is the identification of persons who will provide a composite mix of experience, knowledge and abilities that will allow our Board to promote our strategic objectives and fulfill its responsibilities to our stockholders. Our Nominating and Corporate Governance Committee and our Board value diversity and, as such, also consider diversity of gender, race, sexual orientation, national origin, education, professional experience and differences in viewpoints and skills when selecting members of our Board.
Stockholder nominations for directorships
Under our bylaws, stockholders wishing to suggest a candidate for director should write to the Secretary of Celldex at Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827. In order to give the Nominating and Corporate Governance Committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2024 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Submitting Proxy Proposals and Director Nominations for the 2024 Annual Meeting.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws (including our proxy access bylaw). We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or other persons, as described above and as set forth in its written charter.
In addition, under our proxy access bylaw, a stockholder (or a group of stockholders) who has owned at least 3% of the Company’s outstanding common stock continuously for at least three (3) years and has complied with the other requirements of our bylaws may nominate up to the greater of two (2) individuals or 20% of the Board for inclusion in our proxy materials for election.
Stockholder Communications
The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Celldex is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board of Directors as he considers appropriate.
Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board of Directors to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board of Directors than communications regarding personal grievances, ordinary business matters and matters as to which Celldex tends to receive repetitive or duplicative communications.
Stockholders who wish to send communications to the Board of Directors should address such communications to: The Board of Directors, Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attention: Secretary.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, as amended, that applies to our directors, officers and employees. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct and to ensure to the extent possible that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics includes standards of conduct including compliance with laws, antitrust, anti-corruption, gifts, lobbying, environmental compliance and conflicts of interest. Our Code of Business Conduct and Ethics is publicly available on our website at www.celldex.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our Directors or Executive Officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K. On March 14, 2023, our Board of Directors amended our Code of Business Conduct and Ethics which we included on our website.
Additionally, all Board members are expected to act in our best interests and the best interests of our stockholders and to avoid any conflicts of interest in accordance with our Code of Business Conduct and Ethics. In selecting director nominees, the Nominating and Corporate Governance Committee seeks individuals who are free from conflicts of interest.
Corporate Governance Matters
We have adopted a majority voting standard for uncontested elections of directors and eliminated the mandatory retirement age for directors. Since it is an uncontested election at this Annual Meeting, all director nominees are required to receive a number of “FOR” votes representing at least a majority of votes cast in the election. If such a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, the by-laws require the director to promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Corporate Governance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. In contested elections, where the number of nominees exceeds the number of directors to be elected, the plurality voting standard would continue to apply.
In addition, upon the recommendation of our Nominating and Corporate Governance Committee, we adopted corporate governance guidelines which are available for viewing at www.celldex.com.
Compliance Program
Our Chief Financial Officer services as Compliance Officer under our Code of Business Conduct and Ethics, which governs ethical and legal decision-making in conducting our business and day to day operations. In addition, our General Counsel serves as Health Care Compliance Officer, who along with a Compliance Committee has oversight and responsibility for the Celldex Healthcare Compliance Program, which governs the Company’s compliance with health care laws and regulations, including privacy. Our Compliance Program is designed to promote ethical business conduct and compliance with applicable laws and regulations. Key components of our compliance program include policies and procedures, compliance training and educational opportunities as appropriate, maintaining avenues for staff to raise concerns without fear of retaliation, including anonymously through a business conduct hotline, and responding appropriately to compliance-related events.
Stock Ownership Guidelines
Our Stock Ownership Guidelines for our directors and Named Executive Officers further align their financial interests with those of our stockholders, as well as promote sound corporate governance. For a detailed description of our Stock Ownership Guidelines see “Stock Ownership Policy — Employees” and “Stock Ownership Policy — Non-Employee Directors” below.

Insider Trading Policy (including Anti-Hedging and Anti-Pledging)
Our Insider Trading Policy prohibits all employees (including Executive Officers) and directors from engaging in short sales, transactions in put or call options, hedging transactions or similar inherently speculative transactions with respect to our stock at any time. For a detailed description of our Insider Trading Policy see www.celldex.com.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Celldex is a clinical stage biotechnology company dedicated to developing monoclonal and bispecific antibodies that address devastating diseases for which available treatments are inadequate. Our pipeline includes antibody-based therapeutics which have the ability to engage the human immune system and/or directly affect critical pathways to improve the lives of patients with inflammatory diseases and many forms of cancer.
We are committed to building a safe, environmentally sustainable, and ethical business that provides long-term value for all Celldex stakeholders. As part of this commitment, we support Environmental, Social and Governance (“ESG”) initiatives aligned to our mission, culture, and core values. These values provide the foundation for us to demonstrate our dedication to patients, employees, our environment, and local communities. Our Board oversees the ESG initiatives relevant to our company and the associated risks.
Environmental
We are committed to operating our facilities in an environmentally responsible way to reduce environmental impacts and protect our people, our business, the environment and the communities where we operate. In light of the potential impact our business may have on the environment, we have adopted a number of initiatives designed to eliminate, reduce, or substitute hazardous materials and waste and reduce water and energy consumption. Examples of these initiatives include:
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continually replacing old equipment with Energy Star rated equipment;

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installing LED lighting with energy reducing controls systems;

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installing low flow restroom fixtures; and

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implementing waste stream segregation for landfill and recyclables.

In 2022, we undertook an initiative to measure our 2021 Scope 1 and Scope 2 greenhouse gas emissions and energy usage at all of our facilities so that we can track changes in our environmental impact.
Governance
We are committed to good corporate governance and to conducting our business in an ethical manner. We have in place numerous policies and guidelines to facilitate legal and ethical conduct and to further align the interests of our employees and directors with our stockholders and other key stakeholders, including the patients we serve. For a detailed description of several of these policies and guidelines, see “Information Regarding the Board of Directors and Corporate Governance” above.
Social
We believe much of our success is rooted in the diversity of our teams and our commitment to inclusion. We believe that our business benefits from the different perspectives that a diverse workforce brings. We value diversity at all levels and continue to focus on extending our diversity and inclusion initiatives across all aspects of our organization, including in our hiring, promotion, compensation and development practices.
In 2021, we established an Employee Resource Group (“ERG”) to help promote a culture of diversity, equity, inclusion and belonging (DEI&B) through education and engagement. The focus of the ERG has been on (1) providing education and resources to support employee learning about DEI&B, (2) engaging in local community outreach to support DEI&B activities, (3) fostering a diverse and inclusive environment at Celldex, and (4) working toward a diverse talent pipeline for the biotechnology industry by engaging in local communities to provide exposure to biotechnology to students.
We are committed to greater data transparency, and that’s why we are sharing our 2022 Federal Employer Information Report, known as EEO-1, as follows. These data are based on U.S. federal government requirements that categorizes roles into 10 job categories, each with seven race/ethnicity categories and two gender categories. While this is important data to collect and share, it does not fully reflect all of Celldex’s job levels and titles and is not inclusive of all races, ethnicities and genders.

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The percentage of our full-time workforce who are women is 58%

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The percentage of our senior leadership (SVP or above) who are women is 40%

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The percentage of our full-time workforce who are racial and ethnic minorities is 17%

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The percentage of our senior leadership (SVP or above) who are racial and ethnic minorities is 10%

The Company’s labor right policy provides for equal opportunity to all employees without regard to race, color, religion, sex (including gender, pregnancy, sexual orientation, gender identity and gender expression), national origin, disability, age, genetic information, ethnicity, citizenship status, participation in uniformed military services of the United States, or any other class or status protected by federal, state, or local law.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our current Executive Officers:
Name of Individual	Age	Position and Office
Anthony S. Marucci	61	President, Chief Executive Officer and Director
Tibor Keler, Ph.D.	64	Executive Vice President and Chief Scientific Officer
Sarah Cavanaugh	48	Senior Vice President, Corporate Affairs and Administration
Elizabeth Crowley	51	Senior Vice President and Chief Product Development Officer
Margo Heath-Chiozzi, M.D.	66	Senior Vice President, Regulatory Affairs
Freddy Jimenez	54	Senior Vice President and General Counsel
Sam Martin	52	Senior Vice President, Chief Financial Officer and Secretary
Ronald Pepin, Ph.D.	67	Senior Vice President and Chief Business Officer
Richard Wright, Ph.D.	59	Senior Vice President and Chief Commercial Officer
Diane C. Young, M.D.	67	Senior Vice President, Chief Medical Officer
Anthony S. Marucci was appointed President and Chief Executive Officer of Celldex in September 2008 and as a director of the Company in December 2008. See Mr. Marucci’s biography under Director Nominees above.
Tibor Keler, Ph.D. became Executive Vice President and Chief Scientific Officer of Celldex in July 2014. Since May 2003, Dr. Keler has held a number of positions with Celldex, including as a founder, Senior Vice President and Chief Scientific Officer, from March 2008 to July 2014, and Vice President, Research and Discovery and Chief Scientific Officer, from May 2003 to March 2008. In addition, he was Senior Director of Preclinical Development and Principal Scientist at Medarex from September 1993 to March 2004. Dr. Keler received his Ph.D. in Microbiology from the University of Pennsylvania.
Sarah Cavanaugh became Senior Vice President, Corporate Affairs and Administration in June 2017. Ms. Cavanaugh served as Vice President, Investor Relations and Corporate Communications of Celldex from August 2012 to June 2017. Prior to Celldex, she served from 2007 to 2012 as a Vice President at MacDougall Biomedical Communications, a strategic communications and investor relations firm for the life sciences industry. Ms. Cavanaugh previously served as Director of Corporate Communications for Point Therapeutics, Inc., an oncology-focused biotech company, and Director of Corporate Communications for Fallon Community Health Plan, a leading Massachusetts managed care organization. She began her health care career at the American Cancer Society, holding various positions prior to completing her tenure there as Division Communications and Marketing Director for the Mid-South Division. Ms. Cavanaugh received her B.A. from the University of New Hampshire.
Elizabeth Crowley became Senior Vice President and Chief Product Development Officer in August 2016. Ms. Crowley served as Senior Vice President, Product Development of Celldex from July 2014 to August 2016. Ms. Crowley joined Celldex in 2009 as Vice President, Clinical Development. Prior to that, she held several senior level roles at CuraGen Corporation, most recently serving as the Vice President of Development Operations. Ms. Crowley started her career at Bayer Corporation in 1992, holding various positions providing leadership of clinical research and project management prior to completing her tenure there as the Director of Global Study Audit Management. Ms. Crowley received her B.S. in Chemistry with a concentration in Business from Boston College.
Margo Heath-Chiozzi, M.D. became Senior Vice President, Regulatory Affairs in October 2017. Previously from 2003 until September 2017, Dr. Heath-Chiozzi served in roles of increasing responsibility at Bristol-Myers Squibb Company including Executive Director, Global Regulatory Sciences; Vice President, Global Regulatory Strategy; and Vice President, Global Submissions and Regulatory Policy. Prior to that, from 1995 to 2003, Dr. Heath-Chiozzi served in roles of increasing responsibility at Abbott Laboratories, including Medical Director, Pharmacogenetics; Senior Director, Global Marketed Product Development and Outcomes Research; and Global Project Head, Abbott/Millennium Obesity/Diabetes Alliance. Before joining Abbott, she was appointed to the University of Hawaii John A. Burns School of Medicine, where she served as Assistant Professor, and was concurrently Director of the HIV Research Clinical at the Queen’s

Medical Center as well as Director of the Women’s Immunology Clinical at the Kapiolani Medical Center for Women and Children, in Honolulu. Dr. Heath-Chiozzi received her B.S. and M.D. from the University of Utah. She received further medical training in internal medicine at Duke University and completed fellowships in infectious disease at Brigham & Women’s Hospital and Dana-Farber Cancer Institute in Boston.
Freddy Jimenez became Senior Vice President and General Counsel in January 2021. Mr. Jimenez served as Vice President, Law and Compliance of Celldex from February 2016 to December 2020. Prior to Celldex, Mr. Jimenez served from 1999 to 2016 in roles of increasing responsibility at Johnson & Johnson including Assistant General Counsel, Senior Counsel and General Attorney. Mr. Jimenez also served from 1997 to 1999 as an Associate in the Food and Drug Practice at the law firm of Akin Gump Strauss Hauer & Feld LLP. Mr. Jimenez also held roles at Johnson & Johnson from 1991 to 1997 including FDA Liaison for the R.W. Johnson Pharmaceutical Research Institute (a Johnson & Johnson Company) and varying roles of increasing seniority in regulatory affairs and clinical research. Mr. Jimenez received his B.A. in Biology and Certificate in the Legal Studies Program from Brandeis University and his legal training and JD from the Rutgers School of Law — Newark.
Sam Martin became Senior Vice President, Chief Financial Officer and Secretary in July 2017. Mr. Martin served as Vice President, Finance of Celldex from January 2015 to July 2017 and Senior Director, Finance of Celldex from August 2011 to January 2015. Mr. Martin joined Celldex as the Director of Financial Reporting, Planning and Analysis in 2009. Prior to joining Celldex, from 2000 to 2009, Mr. Martin served in roles of increasing responsibility at Alseres Pharmaceuticals, Inc., most recently serving as the Director of Finance and Corporate Compliance. Mr. Martin began his career at Ernst & Young LLP, holding various positions prior to completing his tenure as Audit Manager. Mr. Martin received an M.B.A. from Boston University, a B.S. from Skidmore College and is a Certified Public Accountant.
Ronald Pepin, Ph.D. became Senior Vice President and Chief Business Officer of Celldex in July 2011. From June 2010 to April 2011, Dr. Pepin served as Vice President at Shire Pharmaceuticals. From August 2000 to December 2009, Dr. Pepin was Senior Vice President, Business Development at Medarex. Earlier in his career, Dr. Pepin was Executive Director of External Science and Technology at Bristol-Myers Squibb Company. Dr. Pepin received his B.A. from Tufts University and his Ph.D. in Genetics from Georgetown University.
Richard Wright, Ph.D. became Senior Vice President and Chief Commercial Officer of Celldex in July 2015. Dr. Wright served as Vice President of Commercial Operations of Celldex from April 2012 to July 2015. From November 2010 to April 2012, Dr. Wright was Managing Director of Navigant Consulting, a global life sciences consulting practice. From September 2003 to October 2010, Dr. Wright held several senior leadership roles at Bristol-Myers Squibb including Senior Vice President of the U.S. ImmunoScience Division. Dr. Wright currently serves on the Scientific Advisory Board for the Seaver Foundation, a nonprofit organization supporting the Center for Autism Treatment and Research at Mount Sinai Hospital. Dr. Wright received his B.S. in Biological Sciences from Rutgers University and his M.S. and Ph.D. in Microbiology and Molecular Genetics from The University of Medicine and Dentistry of New Jersey (Rutgers University). He received an M.B.A. in Marketing and Finance from Columbia University.
Diane C. Young, M.D. became Senior Vice President, Chief Medical Officer of Celldex in June 2019. Previously, from July 2015 until February 2019, Dr. Young served as Vice President, Chief Medical Officer of GTx, Inc. Prior to that, from 2002 to June 2015, Dr. Young served in roles of increasing responsibility at Novartis Oncology including Vice President, Head of Oncology Clinical Development and Medical Affairs, Latin America and Canada; Vice President, Global Head of Medical Affairs, Oncology Business Unit; and Vice President, Global Head of Clinical Development Phase 2/3, Oncology Business Unit. Prior to that, from 1993 to 2002, Dr. Young served in roles of increasing responsibility at R.W. Johnson Pharmaceutical Research Institute including Vice President for Global Development and Senior Director, Clinical Research and Development. She also held roles at Sandoz Research Institute from 1991 to 1993 including Director of Clinical Research, Cytokine Development Unit and Associate Medical Director. From 1988 to 1990, she was Assistant Director, Clinical Investigation II at Hoffman-LaRoche, Inc. She received her A.B. in Biochemical Sciences from Harvard University and her M.D. from Harvard Medical School. She received further medical training in internal medicine at Johns Hopkins Hospital and Vanderbilt University Hospital and completed a fellowship in medical oncology at Dana-Farber Cancer Institute.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
Our Compensation and Organization Development Committee oversees and administers our executive compensation programs. The Committee’s complete roles and responsibilities are set forth in the written charter of the Compensation and Organization Development Committee adopted by our Board of Directors, which can be found at our website, www.celldex.com.
Overview
Our executive compensation programs are designed to deliver compensation that is competitive with our peer group and that allows us to attract and retain superior talent who can perform effectively and succeed in a demanding business environment. Our compensation programs are also designed to reward performance against pre-established goals and align the interests of our executives with our stockholders. We believe that the compensation of our Executive Officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We believe that pay-for-performance compensation programs, which reward our executives when they achieve individual and/or corporate goals, create stockholder value and thus have emphasized company and individual performance in setting compensation. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad-based benefits program to create a competitive compensation package for our executive management team.
We describe below our compensation philosophy, policies and practices with respect to our (i) Chief Executive Officer, (ii) Chief Financial Officer, and (iii) three most highly compensated Executive Officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as Executive Officers as of December 31, 2022, collectively referred to as our Named Executive Officers. In 2022, our Named Executive Officers were as follows:
Name of Individual	Position and Office
Anthony S. Marucci	President, Chief Executive Officer and Director
Tibor Keler, Ph.D.	Executive Vice President and Chief Scientific Officer
Margo Heath-Chiozzi, M.D.	Senior Vice President, Regulatory Affairs
Sam Martin	Senior Vice President, Chief Financial Officer and Secretary
Diane C. Young, M.D.	Senior Vice President, Chief Medical Officer
As a biopharmaceutical company dedicated to developing therapeutic monoclonal and bispecific antibodies that address diseases for which available treatments are inadequate, we establish corporate goals that are designed to contribute to the development of our lead programs, ensure that we manage our cash effectively and have sufficient funding to complete near-term development activities for our lead drug candidates and, where appropriate, to pursue partnerships and collaborations through which we can leverage the value of our drug candidates. We seek to link the financial interests of our Named Executive Officers to those of our stockholders by tying compensation to the achievement of these strategic corporate goals, which we believe will drive long-term stockholder value. Each year we establish corporate goals, the achievement of which we believe is essential to the long-term success of our business.
The Compensation and Organization Development Committee has adopted a compensation philosophy of targeting our executive compensation to the 50th percentile of executive compensation of our peer group and the Aon Global Life Sciences Survey results. Executive compensation may be above or below the 50th percentile based on an executive’s experience, scope of position, individual performance and company constraints. The Compensation and Organization Development Committee increased the annual base salary for Mr. Marucci, Dr. Keler, Dr. Heath-Chiozzi, Mr. Martin and Dr. Young by 3.5% to 6.5% in mid-2022 as described in the base salary section below.

In December 2022 and January 2023, our Compensation and Organization Development Committee reviewed our performance relative to our 2022 corporate goals and concluded that we had achieved 100% of our pipeline development, business and financial operations goals. Our Compensation and Organization Development Committee approved annual bonus payments of 100% to 106% of the 2022 bonus target for Mr. Marucci, Dr. Keler, Dr. Heath-Chiozzi, Mr. Martin and Dr. Young, depending on each individual’s performance and their respective position. Further, stock options granted to our Executive Officers in 2022 have exercise prices equal to 100% of the fair value on the date of grant and vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting quarterly thereafter based on continued service. We believe that stock options structured in this manner encourage our Executive Officers to focus on increasing stockholder value and stock price appreciation over the long term and limit unnecessary risk taking behavior, while promoting retention.
In 2022, we accomplished the following significant milestones during the year:
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Continued progress in barzolvolimab clinical program:    In 2022, we initiated Phase 2 subcutaneous studies of barzolvolimab — one in chronic spontaneous urticaria (CSU) and one in chronic inducible urticaria (CIndU). Topline data from the CSU study is expected in late 2023/or in the first quarter of 2024.

Enrollment to our Phase 1b intravenous study in CSU was completed in August 2022. Interim data were presented at the European Academy of Allergy and Clinical Immunology (EAACI) Annual Congress 2022 and the American Academy of Allergy, Asthma & Immunology (AAAAI) Annual Meeting 2023. Barzolvolimab resulted in rapid, marked and durable responses in patients with moderate to severe CSU refractory to antihistamines, including patients with prior omalizumab treatment. The 1.5 mg/kg, 3.0 mg/kg and 4.5 mg/kg dose groups showed similar markedly improved urticaria symptoms and disease control with sustained durability up to 24 weeks. Barzolvolimab was well tolerated with a favorable safety profile; effects of multiple dose administration were consistent with observations in single dose studies.
In 2022, we completed enrollment across all cohorts in the Phase 1b chronic inducible urticaria study. Data from our Phase 1b intravenous study in CIndU were presented at the Global Urticaria Forum (GUF) 2022. CDX-0159 (single dose, 1.5 mg/kg) demonstrated a compelling 100% complete response rate to provocation testing in patients with cold urticaria; responses occurred rapidly after dosing and were durable. Barzolvolimab was generally well tolerated and the safety profile at 1.5mg/kg was similar to the profile observed with 3.0 mg/kg. We also reported data from an optional long term follow up period for the initial cohorts of patients with cold urticaria and symptomatic dermographism treated at 3.0 mg/kg. Data were collected through week 36 and confirmed that barzolvolimab-induced response and mast cell suppression are durable and linked. Patient follow up continues in the remaining cholinergic cohort and is planned for presentation in mid-2023.
Enrollment to the Phase 1b intravenous study of barzolvolimab in patients with prurigo nodularis continued through 2022 before closing in early 2023. Data from this study is planned for presentation in the second half of 2023; potential future development in PN will utilize the subcutaneous formulation of barzolvolimab.
In 2022, we continued preparations to extend barzolvolimab into additional indications and plan to initiate a Phase 2 trial in eosinophilic esophagitis (EoE) in the first half of 2023.
We completed the in-life dosing portion of our six month chronic toxicology study to support longer term dosing and initial results from this study were presented in February 2022 and results after completion of the recovery period (clearance of the antibody) were presented in December 2022.
We completed manufacturing activities to support the introduction of the barzolvolimab subcutaneous formulation into the clinical program and, in February 2022, we reported data from a Phase 1 study designed to evaluate the safety of single ascending doses of the subcutaneous formulation in healthy volunteers. Subcutaneous administration was well tolerated and multiple dose levels were identified that possess promising pharmacokinetic and pharmacodynamic properties. In 2022, we also initiated transfer of our current barzolvolimab manufacturing process to a contract manufacturing organization to support late-stage trials and to prepare for potential commercialization.

•
Continued progress across our bispecific platform and oncology programs:    Our next generation bispecific antibody platform is supporting the expansion of our pipeline with additional candidates for inflammatory diseases and oncology. Targets are being selected based on new science as well as their compatibility to be used in bispecific antibody formats with our existing antibody programs. Development is focused on emerging, important pathways controlling inflammatory diseases or immunity to tumors. In 2022, we successfully completed GMP manufacturing and IND-enabling studies to support clinical development of CDX-585, which combines highly active PD-1 blockade with anti-ILT4 blockade to overcome immunosuppressive signals in T cells and myeloid cells. CDX-585 will initially be developed for the treatment of solid tumors either as monotherapy or in combination with other oncologic treatments and is expected to enter the clinic in 2023 in patients with advanced malignancies. In 2022, we also prioritized our portfolio and discontinued development of CDX-1140 and CDX-527.

•
Cash runway through 2025:    We ended 2022 with cash, cash equivalents and marketable securities of $305 million which we believe will enable us to meet estimated working capital requirements and fund planned operations through 2025, which include our ongoing Phase 1 and 2 studies in CSU, CIndU and prurigo nodularis and our planned Phase 2 study in EoE. The litigation settlement with SRS in 2022 achieved a reduction in milestone burden of up to $37.5 million (including upfront payment of $15 million) on CDX-0159 and up to $35 million on other compounds.

•
Execute on Diversity, Equity, Inclusion and Belonging (DEI&B) initiatives:    We are committed to promoting diversity, equity, inclusion and excellence broadly at Celldex and in our communities. In 2021, we established an Employee Resource Group that focuses their efforts on creating learning opportunities, building a culture of awareness and allyship, providing resources related to DEI&B at Celldex and engaging in our respective local communities to support DEI&B activities, in particular around enhancing the talent pipeline in biotechnology. Multiple initiatives were established, including a speaker series, internship and mentorship opportunities for high school and college level STEM students, a diverse perspectives blog and company-wide DEI&B training. In line with the Company’s DEI&B objectives, this year the Board of Directors expanded and increased gender and racial diversity on the Board.

Independent Compensation Consultants
The Compensation and Organization Development Committee believes that independent advice is important in developing Celldex’s director and executive compensation programs and engages Aon’s Human Capital Solutions practice, a division of Aon plc, as its independent compensation consultant. Aon reports directly to the Compensation and Organization Development Committee and provides guidance on trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of the Company’s compensation peer group and other matters as directed by the Compensation and Organization Development Committee. The Company also participated in various Aon surveys in 2022. In 2022, Aon did not provide any other services to Celldex. The Compensation and Organization Development Committee has assessed the independence of Aon and concluded that no conflict of interests exists under applicable Nasdaq and SEC rules.
Data Used to Make Compensation Determinations
In making decisions regarding the compensation of our Executive Officers, the Compensation and Organization Development Committee generally considers compensation and survey data for similarly situated executives at a comparison group of companies it considers our peer group as a reference point. These comparison data are primarily used to gauge the reasonableness and competitiveness of executive compensation decisions.
We draw upon a pool of talent that is highly sought after by large and established pharmaceutical and biotechnology companies as well as other development-stage life science companies, both within and outside our geographic areas. We believe that the compensation practices of our industry in general and of our select peer group in particular provide useful information to help us establish compensation practices that allow us to attract, retain, and motivate a highly talented executive team. We believe we must offer a compensation package to all of our officers and our other employees that is competitive with our peer group, as well as larger pharmaceutical and biotechnology companies from whom we frequently draw talent. In addition, the comparator companies should be aligned with our current stage of development and have similar short and long-term growth objectives. In 2022, the Compensation and Organization Development Committee set the target level of total executive compensation, as well as the key elements of compensation, at the 50th percentile of our peer group, but then adjusted each of the elements based on an individual’s performance and contribution to our strategic objectives. The Committee may need to adjust these levels in the future to attract or retain specific individuals.
We review the targeted 50th percentile levels of cash, equity and total compensation for all comparable officers in our peer group relative to the elements of compensation paid to our officers. In considering how these data relate to our existing compensation structure, we take into account our size, stage of development, performance and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our officers versus those of comparable executives at such peer group companies. We used two primary market frames of reference (which we refer to as the “market”) against which to compare our total executive compensation practices and levels and inform our decisions regarding compensation of our officers as follows:
•
Select Peer Group — A select group of national biotechnology companies at a similar stage of development as our company with similar headcount, R&D expense, market capitalization and in most cases, similar therapeutic targets, and

•
Aon Global Life Sciences Survey — A national survey of executive compensation levels and practices that covers approximately sixty executive positions in over 600 multinational life sciences organizations.

We do not apply a specific weighting to either data source when making compensation comparisons. Instead, we develop competitive market guidelines using these data sources.
We review our peer group each year to ensure continued relevance as we grow and develop, and the Compensation and Organization Development Committee approves our peer group prior to its adoption. In April 2022, the following peer group was approved by the Compensation and Organization Development Committee and used to inform our decisions affecting executive compensation in 2022:
Allakos	Iteos Therapeutics
Atara Biotherapeutics	Kiniksa Pharmaceuticals
C4 Therapeutics	Morphic
Cytokinetics	Protagonist Therapeutics, Inc.
Denali Therapeutics	Sangamo Therapeutics
Enanta Pharmaceuticals	Seres Therapeutics
Erasca	SpringWorks Therapeutics
ImmunityBio	Syndax Pharmaceuticals
Inovio Pharmaceuticals	Vir Biotechnology
Iovance Biotherapeutics	Zentalis Pharmaceuticals
In April 2022, this peer group consisted of public companies in the biopharmaceutical industry with product candidates generally in mid-stage development, with employee headcount median of 196 (range of 59 to 587), R&D expense median of $168 million and market capitalization median of $1.3 billion. We believe that, as of April 2022, this list was representative of the companies with whom we generally compete for talent.
Administration and Objectives of Our Executive Compensation Program
The Compensation and Organization Development Committee of the Board of Directors, which comprises independent, non-employee directors, is responsible for establishing and administering the policies governing the compensation of our Executive Officers, including salary, bonus and stock option grants. The policy of the Compensation and Organization Development Committee is to compensate our

Executive Officers with competitive salaries based on their level of experience and job performance. All Executive Officers are eligible for annual bonus awards based on achievement of our strategic corporate goals and participation in our stock option program. Stock option grants are made in accordance with our 2021 Omnibus Equity Incentive Plan (the “2021 Incentive Plan”). Prior to the approval of the 2021 Incentive Plan, stock option grants were made in accordance with our 2008 Stock Option and Incentive Plan, as amended (the “2008 Plan”). The Compensation and Organization Development Committee is also responsible for the administration of our 2004 Employee Stock Purchase Plan, as amended (the “2004 Plan”), in which employees participate on a voluntary basis.
Our Compensation and Organization Development Committee has designed our overall executive compensation program to achieve the following objectives:
•
attract and retain talented and experienced executives;

•
motivate and reward executives whose knowledge, skills and performance are critical to our success;

•
provide a competitive compensation package that aligns the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily towards performance-based rewards, based upon achievement of predetermined goals;

•
ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•
foster a shared commitment among executives by aligning our and their individual goals; and

•
compensate our executives to manage our business to meet our near-term and long-term objectives.

We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve these objectives. We determine the percentage mix of compensation structures that we think is appropriate for each of our Executive Officers. In general, the Compensation and Organization Development Committee believes that a substantial percentage of the compensation of our Executive Officers should be performance based. We consider stock options that vest over time an appropriate choice of long-term incentive given the development stage of the Company. The Compensation and Organization Development Committee uses its judgment, experience, relative peer group data and the recommendations of the Chief Executive Officer (except for his own compensation) to determine the appropriate mix of compensation for each Executive Officer.
In determining whether to adjust the compensation of any of our Named Executive Officers, we annually take into account the changes, if any, in the following:
•
market compensation levels;

•
the contributions made by each Executive Officer;

•
the performance of each Executive Officer;

•
the increases or decreases in responsibilities and roles of each Executive Officer;

•
the business needs of the Company with respect to each Executive Officer;

•
the relevance of each Executive Officer’s experience to other potential employers; and

•
the readiness of each Executive Officer to assume a more significant role within the organization.

In addition, with respect to new Executive Officers, we take into account their prior base salary and annual cash incentives, their expected contribution and our business needs. We believe that our executive officers should be fairly compensated each year relative to market pay levels within our industry.
Executive Compensation Components
In order to both attract and retain experienced and qualified executives to manage us, the Compensation and Organization Development Committee’s policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and

(ii) allow for additional incentive-based compensation through the payment of annual cash bonuses and the grant of stock-based incentive awards. This policy is designed to have a significant portion of each executive’s total compensation be tied to our progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals and align the executive’s interest with those of our stockholders.
Our executive compensation program is primarily composed of base salary, incentive cash compensation payable on an annual basis and equity compensation. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, group life and accidental death and dismemberment insurance, short and long-term disability coverage and our 401(k) plan. Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2022 based on a number of factors including:
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our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

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the roles and responsibilities of our executives;

•
the individual experience and skills of, and expected contributions from, our executives;

•
the amounts of compensation being paid to our other executives; and

•
our executives’ historical compensation.

We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs complement each other and collectively serve all of our executive compensation objectives described above.
Base Salary
Each Executive Officer (except the Chief Executive Officer whose performance is reviewed by the Compensation and Organization Development Committee) has an annual performance review with the Chief Executive Officer who makes recommendations on salary increases, promotions, cash bonuses and stock option grants to the Compensation and Organization Development Committee. We have historically established base salaries for each of our executives based on many factors, including average salary increases expected in the biotechnology industry in the Boston, Massachusetts, New Haven, Connecticut and central New Jersey areas, competition in the marketplace to hire and retain executives, experiences of our Board members and leadership team with respect to salaries and compensation of executives in similarly situated companies in our industry and other similar industries, as well as additional factors which we believe enable us to hire and retain our leadership team in an extremely competitive environment. Our Compensation and Organization Development Committee annually reviews salary ranges and individual salaries for our Executive Officers and approved the following annual salaries for our Named Executive Officers:
	Annual Salary
Name	As of December 31, 2022	As of December 31, 2021	Increase $	Increase %
Anthony S. Marucci	$708,144	$680,908	$27,236	4.0%
Tibor Keler, Ph.D.	$500,573	$483,645	$16,928	3.5%
Margo Heath-Chiozzi, M.D.	$432,278	$417,660	$14,618	3.5%
Sam Martin	$439,654	$412,820	$26,834	6.5%
Diane C. Young, M.D.	$453,476	$438,141	$15,335	3.5%
Annual Performance-Based Cash Bonus
We have designed our annual cash bonuses to reward our Executive Officers for their individual performance and contributions to our corporate goals for each year, as approved in advance by our Compensation and Organization Development Committee and Board of Directors. The corporate goals are allocated between specific product and financial performance targets. Achievement of our corporate goals was, in 2022, the primary factor considered by our Compensation and Organization Development Committee in determining the annual bonuses for our Executive Officers. However, the Compensation and Organization Development Committee retains discretion to adjust any individual bonus based on assessment of such individual’s performance. Our performance-based bonus plan emphasizes the contributions of each of our Executive Officers to the achievement of our corporate goals.
At the beginning of each calendar year, the Compensation and Organization Development Committee establishes annual corporate performance goals and target bonuses. In 2022, the Compensation and Organization Development Committee established target bonuses for each of our Named Executive Officers including 60% of base salary for Mr. Marucci, 45% of base salary for Dr. Keler, and 40% of base salary for Dr. Heath-Chiozzi, Mr. Martin and Dr. Young. Corporate goals are proposed by management, reviewed and approved by the Compensation and Organization Development Committee and also approved by the Board of Directors on an annual basis. The Compensation and Organization Development Committee considers and assigns a relative weight to appropriately focus efforts on corporate goals that are intended to enhance shareholder value.
The Compensation and Organization Development Committee reviewed the 2022 corporate goals at meetings held in April, June and September 2022 to gauge our levels of achievement and to assess whether the corporate goals approved earlier in the year remained relevant and complete. In November 2022 and January 2023, prior to approving 2022 incentive bonuses, the Compensation and Organization Development Committee evaluated our 2022 performance by assessing if, and the extent to which, we achieved or failed to achieve the corporate goals approved by the Board of Directors for 2022. The Compensation and Organization Development Committee considered the 2022 performance and determined that based on the success the Company had in accomplishing the significant milestones detailed above we met 100% of our 2022 corporate goals for pipeline development and business and financial operations. Our corporate goals for 2022 and the level at which the Compensation and Organization Development Committee determined they were achieved are as follows:
2022 Corporate Goals	Relative Weight	2022 Achievement
Pipeline Development:	75	100%
CDX-0159
• Report results from Phase 1b clinical program in chronic urticaria (CSU and CIndU) at a Medical Meeting
• Complete enrollment in Phase 1b PN study
• Deliver final results from Phase 1 HV SC trial
• Initiate Phase 2 trials in CSU and CIndU
• Select and initiate clinical trial in 4th indication
• Deliver interim and final chronic toxicology results
• Define and implement pediatric development strategy
• Manage CMO activity for successful tech transfer and process optimization
• Manufacture additional CDX-0159 to ensure appropriate quantities are available in support of clinical program
• Develop Patient Journey models for CSU, CIndU and PN
Immuno-Inflammatory Portfolio: Pre-clinical Portfolio
• Complete characterization and PoC studies for anti-SCF program
• Initiate manufacturing activities as appropriate
• Progress activities and evaluation of additional targets/antibodies
CDX-1140
• Deliver results in combination with pembro to enable go/no go decision and define future development strategy
• Execute on Bridge grant commitments, including oversight of external clinical development and manufacture of CDX-1140, if warranted

2022 Corporate Goals	Relative Weight	2022 Achievement
CDX-527
• Deliver results for tumor directed expansion cohort within CDX-527 Phase 1 trial to enable go/no go decision and define future development strategy
CDX-585
• Execute on IND enabling activities, including CMC and toxicology to support IND submission
Oncology Portfolio: Pre-clinical Portfolio
• Support potential clinical combinations through pre-clinical testing
• Evaluate priority targets of interest
Business and Financial Operations:	25	100%
• Maintain cash runway through 2025 based on current cash burn assumptions
• Maintain institutional ownership of 85%+ with an emphasis on growing our relationships with long-driven, health care focused funds
• Implement initiatives to increase awareness of mast cell driven diseases and Celldex science to support corporate branding and clinical trial initiatives
• Execute on DE&I initiative focused on promoting inclusion and diversity broadly at Celldex and on exploring ways to ensure our industry has a robust and diverse talent pipeline
• Sharpen strategic hiring plan focused on recruiting top tier talent that integrates with the Celldex culture
• Move towards term sheet for in/out-licensing, collaboration or M&A transaction, if appropriate
Totals:	100	100%

At the Compensation and Organization Development Committee’s January 2023 meeting, Mr. Marucci reviewed in detail the performance of each Executive Officer, excluding himself, and considered such individual’s contributions to our success in 2022. Mr. Marucci’s bonus recommendations were based on such individual performance assessments and the fact that the Company achieved 100% of its predetermined corporate goals in 2022 and each employee, including the Executive Officers, contributed to our success in achieving the 2022 corporate goals.
The Compensation and Organization Development Committee discussed Mr. Marucci’s recommendations for the Named Executive Officers and reviewed Mr. Marucci’s performance for fiscal 2022. Based on Mr. Marucci’s recommendations for each of the Named Executive Officers, the Compensation and Organization Development Committee’s review of Mr. Marucci’s performance and the Compensation and Organization Development Committee’s determination that 100% achievement of the corporate goals for 2022, the Compensation and Organization Development Committee approved the following annual bonus payments for our Named Executive Officers:
Name	Target %	Final Payout %	Final Payout $
Anthony S. Marucci	60%	60.0%	$424,886
Tibor Keler, Ph.D.	45%	47.7%	$238,773
Margo Heath-Chiozzi, M.D	40%	42.4%	$183,286
Sam Martin	40%	41.6%	$182,896
Diane C. Young, M.D.	40%	42.4%	$192,274
The Compensation and Organization Development Committee determined that annual incentive bonuses paid to the Named Executive Officers for 2022, were fair, reasonable and appropriate based on the factors described above.

Equity Compensation
We also use stock options and equity-based incentive programs to attract, retain, motivate and reward our Executive Officers. Through our equity-based grants, we seek to align the interests of our Executive Officers with our stockholders, reward and motivate both near-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion.
We have adopted an equity grant policy that formalizes how we grant equity awards by setting a regular schedule for granting equity awards in connection with the hiring or promotion of any of our employees, granting annual equity awards and granting equity awards to non-employee directors. Such policy also outlines grant approval requirements and specifies the vesting schedule and exercise prices for stock option awards. We believe that this policy will mitigate the risk that issues or concerns would be raised in the future regarding the timing of grants of equity awards to our officers, directors and employees.
All such grants to our Named Executive Officers are subject to prior approval by the Compensation and Organization Development Committee at a regularly scheduled meeting during the year. The date of grant and the fair market value of the award are based upon the date of the Compensation and Organization Development Committee meeting approving such grant. When granting equity-based awards, the Compensation and Organization Development Committee considers a number of factors in determining the amount of equity incentive awards, if any, to grant to our executives, including:
•
the existing levels of stock ownership among the Executive Officers relative to each other and to our employees as a whole;

•
previous grants of stock options to such Executive Officers;

•
vesting schedules of previously granted options;

•
the performance of the executives and their contributions to our overall performance;

•
an outside survey of stock option grants and restricted common stock awards in the biotechnology industry;

•
an outside survey of similarly situated biotechnology companies’ proxy statements;

•
personal knowledge of the Compensation and Organization Development Committee members regarding executive stock options and restricted common stock awards at comparable companies;

•
the financial statement impact of stock option awards on our results of operations; and

•
the amount and percentage of our total equity on a diluted basis held by our executives.

Equity compensation awards to our Named Executive Officers consist of stock option awards. Stock option awards provide our Executive Officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with us. Stock options are earned on the basis of continued service to us and generally vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting quarterly thereafter. All historical option grants were made at what our Compensation and Organization Development Committee and Board of Directors determined to be the fair market value of our shares of our common stock on the respective grant dates.
On June 16, 2022, the Compensation and Organization Development Committee awarded stock options to all qualified employees, including the following stock options to our Named Executive Officers:

Name	Number of Options	Exercise Price ($/Sh)(1)	Grant Date Fair Value of Option Awards ($)(2)
Anthony S. Marucci	250,000	22.48	4,262,250
Tibor Keler, Ph.D.	91,000	22.48	1,551,459
Margo Heath-Chiozzi, M.D	77,000	22.48	1,312,773
Sam Martin	85,000	22.48	1,449,165
Diane Young, M.D.	76,000	22.48	1,295,724

(1)
The exercise prices reflect the closing price of our common stock on the grant date.

(2)
The grant date fair values are generally the amount we would expense in our financial statements over the award’s service period, but does not include a reduction for estimated forfeitures.

Other Benefits
We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance, short and long-term disability coverage and our 401(k) plan, in each case on the same basis as other employees. We provide a matching contribution under our 401(k) plan. In addition, Mr. Marucci’s compensation includes the annual premium for a $1,000,000 term life insurance policy and the personal use of a Company car.
Employment Agreements and Post-Termination Compensation and Benefits
We depend greatly on the intellectual capabilities and experience of our key executives. Our success is dependent on our ability to attract and retain highly skilled executives with significant experience in the biotechnology industry, particularly as we expand our activities in clinical trials, the regulatory approval process and sales and manufacturing. Therefore we enter into employment agreements with each of our Named Executive Officers.
In general, each employment arrangement provides for cash severance, 100% acceleration of any unvested options, and/or other equity awards and continuation of certain employee benefits in the event that an executive’s employment is terminated within a one year period immediately following a change of control either without cause or by the executive for good reason. The cash severance consists of a single lump sum payment equal to (i) twenty-four (24) times the executive’s highest monthly base compensation paid hereunder during the preceding twenty-four month period, plus (ii) 150% (200%, in the case of Mr. Marucci) of the highest one-year annual bonus actually received by the executive during the preceding two full fiscal years prior to the date of termination. We use a “double trigger” with respect to benefits that are to be provided in connection with a change of control. A change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability or by the executive for good reason during the one year period immediately following the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control that may put their jobs at risk.
In addition to the benefits that only accrue in connection with a change of control, our agreements with the Named Executive Officers provide for cash severance, 25% acceleration of unvested options (in the case of Mr. Marucci and Dr. Keler) and/or other equity awards and continuation of certain employee benefits if we terminate their employment with us without cause or they terminate their employment with us for good reason, as such terms are defined in the applicable agreement with the Executive Officer. The cash severance consists of a lump sum cash payment equal to 100% (200% in the case of Mr. Marucci) of the executive’s then existing base salary. A further discussion of the terms and projected payments under each of these agreements is set forth below under the heading Potential Payments upon Termination of Employment or Change in Control.

Committee Consideration of the Company’s 2022 Shareholder Advisory Vote on Executive Compensation
At our 2022 Annual Meeting of Shareholders, approximately 98% of the shares voted at the meeting approved, on an advisory basis, the compensation of the Named Executive Officers. Given that a majority of the shares voted approved the ‘say on pay’ advisory proposal, the Committee did not implement specific changes and continued with its performance-based compensation philosophy and its balanced approach to various components of its compensation program. However, the Compensation and Organization Development Committee does monitor the results of the annual advisory ‘say-on-pay’ proposal and refers to such results as one of many factors considered in connection with the discharge of its responsibilities, although the Committee does not assign a quantitative weighting to any such factors.
We listen to the views of shareholders and receive valuable commentary and insights from them. We believe that our executive compensation program is aligned with structures and the components sought by our shareholders and the practices of our peer companies. We believe that our program is effective at motivating our Executive Officers to achieve our goals.
The Compensation and Organization Development Committee and the Board are committed to continually evaluating changes to the compensation program that will enhance the link between our long-term strategy and objectives and the incentives for our Executive Officers and enhancing alignment between our Executive Officers’ and our shareholders’ interests.
Stock Ownership Policy — Employees
In March 2021, our Board adopted a stock ownership policy which requires our Chief Executive Officer and our other Executive Officers (the “Covered Persons”) to own shares of our common stock to further align their interests with those of our stockholders. The guidelines require that Covered Persons achieve the following level of stock ownership:
Level	Minimum Required Level of Stock Ownership
CEO	3 times annual base salary
Other Executive Officers	1 times annual base salary
For purposes of these calculations, the following shares of our common stock count toward satisfaction of the guidelines: (i) shares held outright by the Covered Person or his or her immediate family members, (ii) shares held indirectly by trusts, family partnerships and other types of entities formed for the benefit of the Covered Person or his or her immediate family members, (iii) the value of vested stock options (valued at 70% of their net value) and restricted stock units and performance stock units, if any (valued at 70% of their fair market value) and (iv) shares held by investment funds, trusts, retirement funds, partnerships, corporations and other types of entities over which the Covered Person has the ability to influence or direct investment decisions. For purposes of these calculations, the base salary amounts are based on the base salaries in effect as of March 2021.
Covered Persons are required to achieve the relevant ownership threshold on or before January 1, 2026 (the fifth measurement date following the adoption of the plan) or, if a Covered Person is appointed or promoted after March 2021, five measurement dates from his or her respective date of appointment or promotion, and are based on the base salary in effect at the time of such appointment or promotion.
We assess compliance with these stock ownership guidelines on an annual basis. At January 1, 2023, all officers had achieved their required stock ownership.

COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE REPORT*
Our Compensation and Organization Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussion of the Compensation Discussion and Analysis, the Compensation and Organization Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
This Compensation and Organization Development Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report by specific reference.
Compensation and Organization Development Committee:
James J. Marino, J.D., Chair
Cheryl L. Cohen
Harry H. Penner, Jr., J.D., L.L.M.

*
The foregoing report of the Compensation and Organization Development Committee is not to be deemed “filed” with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

Summary Compensation Table
The following summary compensation table reflects certain information concerning compensation for services in all capacities awarded to, earned by or paid during the years ended December 31, 2022, 2021 and 2020 to (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three most highly compensated Executive Officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as Executive Officers as of December 31, 2022 (collectively, the “Named Executive Officers”).
Name and Principal Position	Years	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Anthony S. Marucci President and Chief Executive Officer	2022	693,479	424,886	—	4,262,250	—	—	20,668	5,401,283
	2021	668,509	490,254	—	4,868,797	—	—	18,334	6,045,894
	2020	644,257	395,000	—	1,950,788	—	—	16,623	3,006,668
Tibor Keler., Ph.D. Executive Vice President and Chief Scientific Officer	2022	491,458	238,773	—	1,551,459	—	—	8,796	2,290,486
	2021	475,030	265,000	—	1,977,949	—	—	8,483	2,726,462
	2020	457,405	190,000	—	859,939	—	—	7,508	1,514,852
Margo Heath-Chiozzi, M.D. Senior Vice President, Regulatory Affairs	2022	424,406	183,286	—	1,312,773	—	—	6,433	1,926,898
	2021	409,274	210,000	—	1,358,481	—	—	6,232	1,983,987
	2020	393,558	149,000	—	668,842	—	—	6,203	1,217,603
Sam Martin Senior Vice President and Chief Financial Officer	2022	425,205	182,896	—	1,449,165	—	—	9,155	2,066,421
	2021	405,303	205,000	—	1,847,535	—	—	9,044	2,466,882
	2020	391,397	142,000	—	840,829	—	—	8,671	1,382,897
Diane C. Young, M.D. Senior Vice President, Chief Medical Officer	2022	445,219	192,274	—	1,295,724	—	—	6,004	1,939,221
	2021	430,163	200,000	—	1,564,970	—	—	5,834	2,200,967
	2020	415,128	140,000	—	573,293	—	—	5,584	1,134,005

(1)
The amounts in the Bonus column include annual bonus amounts earned by each of our Named Executive Officers in 2022, 2021 and 2020.

(2)
The amounts in the Option Awards column reflect the dollar amounts for the aggregate grant date fair value in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) of stock option awards made in fiscal years ended December 31, 2022, 2021 and 2020 for annual awards pursuant to the 2021 Incentive Plan and the 2008 Plan. For a discussion regarding the valuation of our stock option awards for financial statement reporting purposes, please refer to Note 2 in the Notes to the Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent the actual amounts paid to the Named Executive Officers or the actual value that may be realized by the Named Executive Officers upon exercise of such stock options.

(3)
The amounts listed in the All Other Compensation column include our matching contribution to the 401(k) Savings Plan of each Named Executive Officer and premiums paid for life insurance under our nondiscriminatory group plan for each Named Executive Officer. In addition, Mr. Marucci’s compensation includes (i) the annual premium of $2,550 in 2022, 2021 and 2020 for a $1,000,000 term life insurance policy and (ii) $8,167, $6,178 and $4,401 for the personal use of a Company car in 2022, 2021 and 2020, respectively.

Grants of Plan-Based Awards
The following table provides information on stock options and stock awards granted in 2022 to each of our Named Executive Officers.
Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold (#)	Target (#)	Maximum (#)
Anthony S. Marucci	6/16/22					250,000	22.48	4,262,250
Tibor Keler, Ph.D.	6/16/22					91,000	22.48	1,551,459
Margo Heath-Chiozzi, M.D	6/16/22					77,000	22.48	1,312,773
Sam Martin	6/16/22					85,000	22.48	1,449,165
Diane Young, M.D.	6/16/22					76,000	22.48	1,295,724

(1)
The exercise prices reflect the closing price of our common stock on the grant date.

(2)
The grant date fair values are generally the amount we would expense in our financial statements over the award’s service period, but does not include a reduction for estimated forfeitures.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding the stock option grants and stock awards to our Named Executive Officers at December 31, 2022.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Anthony S. Marucci(1)	—	250,000		22.48	6/16/32
Anthony S. Marucci(1)	84,000	140,000		28.00	6/17/31
Anthony S. Marucci(1)	153,125	91,875		10.38	6/18/30
Anthony S. Marucci(1)	12,500	12,500		2.78	6/19/29
Anthony S. Marucci	26,665	—		9.02	6/13/28
Anthony S. Marucci	31,665	—		34.80	6/15/27
Anthony S. Marucci	31,665	—		70.80	6/8/26
Anthony S. Marucci	18,666	—		381.15	6/10/25
Anthony S. Marucci	18,666	—		201.75	6/4/24
Anthony S. Marucci	18,666	—		245.40	7/1/23
Tibor Keler, Ph.D.(1)	—	91,000		22.48	6/16/32
Tibor Keler, Ph.D.(1)	34,125	56,875		28.00	6/17/31

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Tibor Keler, Ph.D.(1)	67,500	40,500		10.38	6/18/30
Tibor Keler, Ph.D.(1)	35,640	7,500		2.78	6/19/29
Tibor Keler, Ph.D.	25,999	—		9.02	6/13/28
Tibor Keler, Ph.D.	10,799	—		34.80	6/15/27
Tibor Keler, Ph.D.	10,799	—		70.80	6/8/26
Tibor Keler, Ph.D.	7,766	—		381.15	6/10/25
Tibor Keler, Ph.D.	7,766	—		201.75	6/4/24
Tibor Keler, Ph.D.	7,666	—		245.40	7/1/23
Margo Heath-Chiozzi, M.D(1)	—	77,000		22.48	6/16/32
Margo Heath-Chiozzi, M.D(1)	23,437	39,063		28.00	6/17/31
Margo Heath-Chiozzi, M.D(1)	52,500	31,500		10.38	6/18/30
Margo Heath-Chiozzi, M.D(1)	36,425	5,375		2.78	6/19/29
Margo Heath-Chiozzi, M.D	8,332	—		9.02	6/13/28
Margo Heath-Chiozzi, M.D	5,000	—		45.15	10/3/27
Sam Martin(1)	—	85,000		22.48	6/16/32
Sam Martin(1)	31,875	53,125		28.00	6/17/31
Sam Martin(1)	66,000	39,600		10.38	6/18/30
Sam Martin(1)	5,375	5,375		2.78	6/19/29
Sam Martin	3,201	—		9.02	6/13/28
Sam Martin	4,332	—		34.80	6/15/27
Sam Martin	1,399	—		70.80	6/8/26
Sam Martin	1,399	—		381.15	6/10/25
Sam Martin	799	—		201.75	6/4/24
Sam Martin	500	—		245.40	7/1/23
Diane Young, M.D(1)	—	76,000		22.48	6/16/32
Diane Young, M.D(1)	27,000	45,000		28.00	6/17/31
Diane Young, M.D(1)	21,400	27,000		10.38	6/18/30
Diane Young, M.D(1)	3,750	11,250		2.71	7/8/29

(1)
25% of the options vest on the first anniversary of the grant date and the remainder vest quarterly (in equal amounts) over the subsequent 12 quarters.

Option Exercises and Stock Vested
The following table sets forth certain information regarding the number of option exercises in fiscal 2022 and the number of shares of stock issued under the 2021 Incentive Plan and 2008 Plan that vested in fiscal 2022 and the corresponding amounts realized by our Named Executive Officers.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony S. Marucci	120,000	3,905,158	—	—
Tibor Keler, Ph.D.	16,860	575,740	—	—
Margo Heath-Chiozzi, M.D	—	—	—	—
Sam Martin	20,000	634,899	—	—
Diane Young, M.D.	64,000	2,042,396	—	—

(1)
Value realized on exercise represents difference between sale price and exercise price for shares sold or difference between closing price on day of exercise and exercise price for shares held and not sold.

Employment Agreements
The terms and conditions of the employment agreements of Mr. Marucci, Dr. Keler, Dr. Heath-Chiozzi, Mr. Martin and Dr. Young are governed by written employment contracts which became effective on July 1, 2021. The employment agreements provide, among other things, for:
•
current annual base salary ($708,144 in the case of Mr. Marucci, $500,573 in the case of Dr. Keler, $432,278 in the case of Dr. Heath-Chiozzi, $439,654 in the case of Mr. Martin and $453,476 in the case of Dr. Young) or such greater amount as may from time to time be determined by the Board of Directors or the Compensation and Organization Development Committee thereof;

•
eligibility for an annual bonus with a current bonus target (60% of base salary in the case of Mr. Marucci, 45% of base salary in the case of Dr. Keler and 40% of base salary in the case of Dr. Heath-Chiozzi, Mr. Martin and Dr. Young);

•
a lump sum severance payment equal to 100% (200% in the case of Mr. Marucci only) of the executive’s then-existing annual base salary in the event that the executive’s employment is terminated without cause or the executive resigns “for good reason” (as defined in the employment agreement) and 25% accelerated vesting of any unvested equity awards (in the case of Mr. Marucci and Dr. Keler); and

•
accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twenty-four (24) times the executive’s highest monthly base compensation (not including bonus) during the twenty-four month period preceding the date of termination plus 150% (200% in the case of Mr. Marucci only) of the highest one-year annual bonus actually received by the executive during the two full fiscal years preceding the date of termination in the event of termination without cause or resignation “for good reason” by the executive within one year immediately following a change in control (as defined in the employment agreement).

The employment agreements had an initial term through December 31, 2021 and shall automatically renew for additional one year terms unless either party gives ninety (90) days prior written notice of its intent not to renew. The Company may terminate the employment agreements without cause, on 90-days’ prior notice, or for cause, subject to a 30-day cure period in certain circumstances.
Pension Benefits
None of our Named Executive Officers participate in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation
None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.
Potential Payments Upon Termination of Employment or Change in Control
Our Named Executive Officers have provisions in their employment agreements regarding severance upon certain termination events or acceleration of stock options in the event of our change of control or termination following a change of control. These severance and acceleration provisions are described in “Employment Agreements,” and certain estimates of these change of control benefits are provided in the tables below.
The following table describes the potential payments and benefits upon employment termination for our Named Executive Officers as if their employment had terminated as of December 31, 2022.
Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason(1)	Termination by Celldex without cause(1)	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(2)
Anthony S. Marucci
Base Salary	$—	$1,416,288	$1,416,288	$—	$1,416,288
Bonus	—	—	—	—	980,508
Equity Awards Acceleration(3)	—	2,876,471	2,876,471	—	11,505,881
Continuation of Health Benefits	—	40,320	40,320	—	40,320
Total	$—	$4,333,079	$4,333,079	$—	$13,942,997
Tibor Keler, Ph.D.
Base Salary	$—	$500,573	$500,573	$—	$1,001,146
Bonus	—	—	—	—	397,500
Equity Awards Acceleration(3)	—	1,162,683	1,162,683	—	4,650,729
Continuation of Health Benefits	—	29,790	29,790	—	29,790
Total	$—	$1,693,046	$1,693,046	$—	$6,079,165
Margo Heath-Chiozzi, M.D
Base Salary	$—	$432,278	$432,278	$—	$864,556
Bonus	—	—	—	—	315,000
Equity Awards Acceleration(3)	—	912,453	912,453	—	3,649,810
Continuation of Health Benefits	—	29,790	29,790	—	29,790
Total	$—	$1,374,521	$1,374,521	$—	$4,859,156
Sam Martin
Base Salary	$—	$439,654	$439,654	$—	$879,308
Bonus	—	—	—	—	307,500
Equity Awards Acceleration(3)	—	1,084,119	1,084,119	—	4,336,476
Continuation of Health Benefits	—	40,320	40,320	—	40,320
Total	$—	$1,564,093	$1,564,093	$—	$5,563,604

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason(1)	Termination by Celldex without cause(1)	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(2)
Diane Young, M.D.
Base Salary	$—	$453,476	$453,476	$—	$906,952
Bonus	—	—	—	—	300,000
Equity Awards Acceleration(3)	—	954,637	954,637	—	3,818,545
Continuation of Health Benefits	—	13,410	13,410	—	13,410
Total	$—	$1,421,523	$1,421,523	$—	$5,038,907

(1)
Upon termination without cause or resignation for good reason, the employee is generally entitled to a lump sum payment equal to 100% (200% in the case of Mr. Marucci only) of the employee’s then annual base salary, continuation of certain employee benefits and 25% accelerated vesting of any unvested equity awards.

(2)
The employee is generally entitled to accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twenty-four (24) times the executive’s highest monthly base compensation (not including bonus) during the twenty-four month period preceding the date of termination plus 150% (200% in the case of Mr. Marucci only) of the highest one-year annual bonus actually received by the executive during the two full fiscal years preceding the date of termination in the event of termination without cause or resignation “for good reason” by the executive within one year immediately following a change in control (as defined in the employment agreement).

(3)
The exercise price of each unvested option outstanding was greater than $44.57 per share (the closing price on the last trading day of our 2022 fiscal year).

Securities Authorized For Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2022 regarding shares of our common stock that may be issued under our existing equity compensation plans, including our 2021 Omnibus Equity Incentive Plan, our 2008 Incentive Plan and our 2004 Employee Stock Purchase Plan (the “2004 ESPP Plan”).
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and rights(1)	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	5,085,662(3)	$29.26	2,014,200(4)

(1)
Does not include any Restricted Stock as such shares are already reflected in our outstanding shares.

(2)
Consists of the 2021 Omnibus Equity Incentive Plan, 2008 Incentive Plan and the 2004 ESPP Plan.

(3)
Does not include purchase rights accruing under the 2004 ESPP Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(4)
Includes shares available for future issuance under the 2021 Omnibus Equity Incentive Plan and the 2004 ESPP Plan as of December 31, 2022, of which 1,837,968 shares are available for grants in the form of restricted stock, deferred stock, performance shares or unrestricted stock under the 2021 Omnibus Equity Incentive Plan.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal Executive Officer.
The purpose of this disclosure is to provide a measure of the equitability of pay within our company. We believe our compensation philosophy and process yield an equitable result for all of our employees. During fiscal 2022, the principal Executive Officer of Celldex was our Chief Executive Officer, Anthony S. Marucci. For 2022, the annual total compensation, using the same methodology we use for our Named Executive Officers as set forth in the summary compensation table, for Mr. Marucci was $5,401,283, and for our median employee was $194,578, resulting in an estimated pay ratio of 28 to 1.
In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) determining our employee population as of December 31, 2021 (including all full-time, part-time, salaried, hourly, and seasonal employees, but excluding Mr. Marucci), (ii) calculating the total compensation for each employee for fiscal 2021 by aggregating (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) the bonus for 2021, and (C) the estimated accounting value of any equity awards granted during 2021, and (iii) ranking this compensation measure for our employees from lowest to highest. We do not believe that there has been any change in our employee population or employee compensation arrangements for fiscal 2022 that would result in a significant change to our pay ratio disclosure. As such, and as permitted by Item 402(u) of Regulation S-K, we are using the same median employee for our pay ratio disclosure that we identified for our pay ratio disclosure for fiscal 2021.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance Table
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, below is disclosure regarding executive compensation for our principal Executive Officer (“PEO,” also known as our CEO), and other NEOs and company financial performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. Pursuant to SEC rules, the information in this “Pay Versus Performance Disclosure” section shall not be deemed to be incorporated by reference into any Celldex filing under the Securities Act or Exchange Act, unless expressly incorporated by specific reference in such filing.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Fiscal year ended December 31,	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Value of Initial Fixed $100 Investment Based on Peer Group Total Shareholder Return(3)	Net Loss (in thousands)	Year-end cash & investment balance (in thousands)(4)
2022	$5,401,283	$10,096,324	$2,055,757	$3,596,459	$1,999	$153	$(112,325)	$304,952
2021	$6,045,894	$13,902,770	$2,390,179	$5,115,872	$1,733	$137	$(70,511)	$408,250
2020	$3,006,668	$6,390,027	$1,322,858	$2,705,672	$786	$111	$(59,780)	$194,422

(1)
As reflected elsewhere herein, our Non-PEO NEOs for 2022 were Tibor Keler, Ph.D., Sam Martin, Margo-Heath Chiozzi, M.D. and Diane C. Young, M.D. Our Non-PEO NEOs for 2021 were Tibor Keler, Ph.D., Freddy Jimenez, Sam Martin and Diane C. Young, M.D. Our Non-PEO NEOs for 2020 were Tibor Keler, Ph.D., Elizabeth Crowley, Margo-Heath Chiozzi, M.D. and Sam Martin.

(2)
The following table outlines the adjustments made to the compensation earned by the Company’s PEO and other NEOs, as presented in the Summary Compensation Table, to derive the compensation actually paid to the Company’s PEO and other NEOs.

	Adjustments
	Summary Compensation Table Total	Less: Grant Date Fair Value of Option Awards Granted during the Fiscal Year(a)	Add: Year-End Fair Value of Outstanding and Unvested Option Awards Granted during the Fiscal Year(b)	Adjust for Change in Fair Value of Outstanding and Unvested Option Awards Granted in Prior Fiscal Years(b)	Adjust for Change in Fair Value of Option Awards Granted in Prior Fiscal Years that Vested During the Fiscal Year(b)	Compensation Actually Paid
PEO
2022	$5,401,283	(4,262,250)	9,362,250	1,051,936	(1,456,895)	$10,096,324
2021	$6,045,894	(4,868,797)	6,697,600	3,863,005	2,165,068	$13,902,770
2020	$3,006,668	(1,950,788)	3,516,240	1,261,828	556,079	$6,390,027
Average Non-PEO NEOs
2022	$2,055,757	(1,402,280)	3,080,180	394,595	(531,793)	$3,596,459
2021	$2,390,179	(1,744,290)	2,399,475	1,365,289	705,219	$5,115,872
2020	$1,322,858	(759,613)	1,369,181	536,806	236,440	$2,705,672

(a)
Amounts reflect the aggregate grant-date fair value reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

(b)
Fair values as of each measurement date were determined using valuation assumptions and methodologies in accordance with Accounting Standards Codification (ASC) Topic 718.

(3)
The Peer Group TSR set forth in this table utilizes the NASDAQ Pharmaceutical (Subsector) Index (assuming reinvestment of all dividends), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K, included in our Annual Report on Form 10-K for the year ended

December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in our company and in the NASDAQ Pharmaceutical (Subsector) Index, respectively, and assumes reinvestment of all dividends. Historical stock performance is not indicative of future stock performance.
(4)
Our Company Selected Measure is calculated as follows: Year-end cash and investment balance (in thousands), which is calculated by adding the cash, cash equivalents and marketable securities from our consolidated balance sheet. Identifying a Company Selected Measure is a matter of opinion. Other companies, including our peer companies, may utilize different measures as a basis for compensation or may utilize similar measures that are calculated in a manner that is different from the manner in which we calculate that measure. We may change the Company Selected Measure from year to year, depending upon a number of factors relating to our business.

Relationship between Compensation Actually Paid and TSR
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs, our total shareholder return and that of the NASDAQ Pharmaceutical (Subsector) Index.

16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
2,500
2,000
1,500
1,000
500
-
Compensation Actually Paid (in thousands)
Total Shareholder Return
6,390
13,903
10,096
2,706
5,116
3,596
786
1,733
1,999
111
137
153
December 31, 2020
December 31, 2021
December 31, 2022
Compensation: PEO
Compensation: Non-PEO NEOs
Celldex Therapeutics, Inc.
Nasdaq Pharmaceutical (Subsector) Index

Relationship between Compensation Actually Paid and Net Loss
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs and the Company’s net loss.

16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
Compensation Actually Paid (in thousands)
-
(20,000)
(40,000)
(60,000)
(80,000)
(100,000)
(120,000)
Net Loss (in thousands)
6,390
2,706
(59,780)
13,903
5,116
(70,511)
10,096
3,596
(112,325)
December 31, 2020
December 31, 2021
December 31, 2022
Compensation: PEO
Compensation: Non-PEO NEOs
Net Loss (in thousands)

Relationship between Compensation Actually Paid and Year-End Cash & Investment Balance
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs and the Company’s year-end cash and investment balance.

16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
Compensation Actually Paid (in thousands)
450,000
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
-
Year-end cash & investment balance (in thousands)
6,390
194,422
2,706
13,903
408,250
5,116
10,096
304,952
3,596
December 31, 2020
December 31, 2021
December 31, 2022
Compensation: PEO
Compensation: Non-PEO NEOs
Year-end cash & investment balance (in thousands)

Director Compensation
Effective June 2022, Directors who are not our employees are each entitled to receive a retainer fee of $43,200 each fiscal year (“Annual Retainer”). The Chair of the Board is entitled to receive an annual retainer fee of $35,000 in addition to his or her Annual Retainer and any retainer for committee service. The Chairperson of the Audit Committee, Compensation and Organization Development Committee and Nominating and Corporate Governance Committee of the Board of Directors is entitled to receive an annual retainer fee of $20,000, $15,000 and $10,000, respectively, in addition to his or her Annual Retainer. Each committee member of the Audit Committee, Compensation and Organization Development Committee and Nominating and Corporate Governance Committee (other than the Chairperson of a committee) will receive an annual retainer of $10,000, $7,500 and $5,000, respectively, in addition to his or her Annual Retainer. Stipends and retainers are paid in advance on a quarterly basis. The Directors shall be reimbursed for necessary travel and business expenses as incurred but will not receive any additional fees for attending meetings or calls of the Board of Directors.
Effective June 2022, Directors who are not our employees are each entitled to receive the lesser of 13,600 options or the number of options subject to the existing Director annual compensation limit of $400,000 and, for new directors, the lesser of 27,200 options or the number of options subject to the existing Director compensation limit of $600,000. In June 2022, all non-employee directors received an annual stock option grant to purchase 13,600 shares of the Company’s common stock following the 2022 Annual Meeting of Stockholders except new directors Ms. Cohen and Dr. Neil who received an annual stock option grant to purchase 27,200 shares of the Company’s common stock.

The following table summarizes the annual compensation for our non-employee directors during 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Karen L. Shoos	76,979	—	231,866	—	—	—	308,845
Keith L. Brownlie	61,979	—	231,866	—	—	—	293,845
Cheryl L. Cohen(2)	39,505	—	463,733	—	—	—	503,238
Herbert J. Conrad	53,505	—	231,866	—	—	—	285,371
James J. Marino	65,816	—	231,866	—	—	—	297,682
Garry A. Neil, M.D.(2)	34,185	—	463,733	—	—	—	497,918
Harry H. Penner, Jr.	58,679	—	231,866	—	—	—	290,545

(1)
The amounts in the Option Awards column reflect the grant date fair value in accordance with U.S. GAAP of stock option awards made in 2022 to each of our non-employee directors for awards pursuant to the 2021 Incentive Plan subject to a vesting schedule whereby an equal number of the shares of common stock shall become vested and no longer be subject to risk of forfeiture (so long as the director remains a member of the Board as of such date). As of December 31, 2022, our non-employee directors had the following stock options outstanding: Karen L. Shoos — 48,518, Keith L. Brownlie — 47,099, Cheryl L. Cohen — 27,200, Herbert J. Conrad — 48,518, James J. Marino — 47,099, Garry A. Neil, M.D. — 27,200, and Harry H. Penner, Jr. — 48,518. For a discussion regarding the valuation of our stock option awards for financial statement reporting purposes, please refer to Note 2 in the Notes to the Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent the actual amounts paid to the directors or the actual value that may be realized by the directors upon exercise of such stock options.

(2)
Ms. Cohen and Dr. Neil were newly elected to our Board of Directors in June 2022.

Compensation and Organization Development Committee Interlocks and Insider Participation
The Compensation and Organization Development Committee of the Board of Directors is currently composed of the following three non-employee directors: James J. Marino, Chair, Cheryl L. Cohen and Harry H. Penner, Jr. None of these Compensation and Organization Development Committee members was an officer or employee of us during the year. No Compensation and Organization Development Committee interlocks between us and another entity existed.
Risk Considerations
We do not believe that our compensation practices and policies for our employees, including our Executive Officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on our results of operations or financial condition. The Compensation and Organization Development Committee considered our strategic goals and operational practices and evaluated our incentive program design to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. We are a biopharmaceutical company that is generating a pipeline of drug candidates to treat diseases for which available treatments are inadequate and do not yet generate earnings. While a significant portion of our executives’ compensation is performance-based, we believe several features of our program mitigate inappropriate or excessive risk-taking that could harm shareholder value: we set performance goals that we believe are reasonable and set targets with payouts at multiple levels of performance, rather than an “all or nothing” approach. As discussed above in our Compensation Discussion and Analysis section, we use a mix of performance goals in our annual and long-term incentive programs to align incentive compensation with a broad set of measures important to the creation of shareholder value.

Stock Ownership Policy — Non-Employee Directors
In March 2021, our Board adopted stock ownership guidelines applicable to our non-employee directors based on its belief that stock ownership would further align their interests with the long-term interests of our stockholders. The minimum stock ownership requirement for non-employee directors is three times the Annual Retainer. Non-employee directors are required to achieve this level of stock ownership by January 1, 2026 (the fifth measurement date following the adoption of the plan), and any non-employee directors appointed or elected after March 2021 are required to achieve this level of stock ownership by the fifth measurement date from his or her respective date of appointment or election. Measurement dates are January 1 of each year. We assess compliance with these stock ownership guidelines on an annual basis. At January 1, 2023, each of our non-employee directors had achieved their required stock ownership except for Ms. Cohen and Dr. Neil who have until January 2027 to meet the requirement.

REPORT OF THE AUDIT COMMITTEE*
The undersigned members of the Audit Committee of the Board of Directors of Celldex submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2022 as follows:
1.
The Audit Committee has reviewed and discussed with management the audited financial statements for Celldex for the fiscal year ended December 31, 2022.

2.
The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended, Communications with Audit Committees. That Auditing Standard requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit.

3.
The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm, the auditors’ independence from management and Celldex including the matters in the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526.

In addition, the Audit Committee considered whether the provision of tax or other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Celldex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Audit Committee:
Keith L. Brownlie, Chair
James J. Marino, J.D.
Harry H. Penner, Jr., J.D., L.L.M.

*
The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of April 5, 2023 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the Named Executive Officers; (iii) the current Executive Officers; (iv) all of the Executive Officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.
For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after April 5, 2023 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.
The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 47,251,885 shares of common stock outstanding as of April 5, 2023 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.
Name and Business Address of Beneficial Owners*	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(2)
5% Holders
FMR LLC 245 Summer Street Boston, Massachusetts 02210	7,064,974(3)	15.0%
Wellington Management Group LLP 280 Congress Street Boston, Massachusetts 02210	4,647,912(4)	9.8%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	3,224,716(5)	6.8%
RTW Investments, LP 40 10th Avenue, Floor 7 7th Floor New York, NY 10014	3,084,215(6)	6.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,513,564(7)	5.3%
Director Nominees and Named Executive Officers
Keith L. Brownlie	34,165(8)	**
Cheryl L. Cohen	—	**
Herbert J. Conrad	37,481(9)	**
Margo Heath-Chiozzi, M.D.	149,331(10)	**
Rita I. Jain, M.D.	—	**
Tibor Keler, Ph.D.	231,604(11)	**
James J. Marino	46,203(12)	**
Sam Martin	153,857(13)	**
Anthony S. Marucci	459,237(14)	1.0%
Garry A. Neil, M.D.	—	**

Name and Business Address of Beneficial Owners*	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(2)
Harry H. Penner, Jr.	37,708(15)	**
Karen L. Shoos	37,703(16)	**
Diane C. Young, M.D.	115,765(17)	**
All Director Nominees and Executive Officers as a group (18 persons)	1,793,754(18)	3.7%

*
Unless otherwise indicated, the address is c/o Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827.

**
Less than 1%.

(1)
Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2)
Common stock includes all outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all common stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of April 5, 2023.

(3)
Based solely on information set forth in a Schedule 13G filed with the SEC by FMR LLC on February 9, 2023.

(4)
Based solely on information set forth in a Schedule 13G filed with the SEC by Wellington Management Group LLP on February 6, 2023.

(5)
Based solely on information set forth in a Schedule 13G filed with the SEC by BlackRock Inc. on February 1, 2023.

(6)
Based solely on information set forth in a Schedule 13G filed with the SEC by RTW Investments, LP on February 14, 2023.

(7)
Based solely on information set forth in a Schedule 13G filed with the SEC by The Vanguard Group on February 9, 2023.

(8)
Includes 33,499 shares of common stock underlying options which are or may be exercisable as of April 5, 2023 or 60 days after such date.

(9)
Includes 34,918 shares of common stock underlying options which are or may be exercisable as of April 5, 2023 or 60 days after such date.

(10)
Includes 137,537 shares of common stock underlying options which are or may be exercisable as of April 5, 2023 or 60 days after such date.

(11)
Includes 224,247 shares of common stock underlying options which are or may be exercisable as of April 5, 2023 or 60 days after such date.

(12)
Includes 33,499 shares of common stock underlying options which are or may be exercisable as of April 5, 2023 or 60 days after such date.

(13)
Includes 129,479 shares of common stock underlying options which are or may be exercisable as of April 5, 2023 or 60 days after such date.

(14)
Includes 431,180 shares of common stock underlying options which are or may be exercisable as of April 5, 2023 or 60 days after such date.

(15)
Includes 34,918 shares of common stock underlying options which are or may be exercisable as of April 5, 2023 or 60 days after such date.

(16)
Includes 34,918 shares of common stock underlying options which are or may be exercisable as of April 5, 2023 or 60 days after such date.

(17)
Includes 68,650 shares of common stock underlying options which are or may be exercisable as of April 5, 2023 or 60 days after such date.

(18)
Please refer to footnotes 8 – 17. Includes for Executive Officers not named in the table, 7,409 shares of common stock and 483,291 shares of common stock underlying options which are or may be exercisable as of April 5, 2023 or 60 days after such date.

Transactions with Related Persons
It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Celldex’s business interest. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of Celldex complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee’s procedures for reviewing related party transactions are not in writing. Other than compensation arrangements for our Named Executive Officers and directors, which are described in the section entitled “Executive Compensation,” since January 1, 2022, there have been no transactions or series of similar transactions to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, Executive Officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2: RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023
(Proposal No. 2)
The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2023 and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting of Stockholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions. Neither the accounting firm nor any of its members have any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.
Principal Accountant Fees and Services
The following table summarizes the fees for professional services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for each of the last two fiscal years:
Fee Category	2022	2021
	(In thousands)
Audit Fees	$737	$653
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	3	3
Total Fees	$740	$658
Audit Fees
Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.
All Other Fees
All other fees consist of fees relating to an accounting research tool and disclosures database.
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to Celldex by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for Celldex if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.
The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and All Other Fees as described above is compatible with maintaining PricewaterhouseCoopers LLP’s independence and has determined that such services for fiscal years 2022 and 2021 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.
The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 1301, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report on Form 10-K.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE CELLDEX THERAPEUTICS, INC. 2021 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 600,000, FROM 3,700,000 PLUS THE UNUSED SHARES OF COMMON STOCK RESERVED UNDER THE 2008 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED AND RESTATED, TO 4,300,000 PLUS THE UNUSED SHARES OF COMMON STOCK RESERVED UNDER THE 2008 INCENTIVE PLAN
(Proposal No. 3)
General
The primary purpose of the 2021 Incentive Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the 2021 Incentive Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.
Our Board believes that the granting of stock options, restricted stock awards and other kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company and alignment with shareholders by those who are primarily responsible for shaping and carrying out our long-range plans and securing our growth and financial success. On April 11, 2023, our Board approved an amendment to increase in the number of shares available for issuance thereunder by 600,000 shares, and directed that the amendment be submitted to the shareholders for approval at the Annual Meeting. A copy of the amendment is attached as Annex A.
If the Company’s stockholders do not approve the increase in the number of shares available for issuance under the Plan, the Company will continue to operate the Plan under its current provisions.
Description of the 2021 Incentive Plan
The following description of the material terms of the Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Plan, which is incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement filed on April 27, 2021.
Administration.   The 2021 Incentive Plan is administered by the Compensation Committee of our Board (the “Committee”). However, the entire Board may act in lieu of the Committee on any manner. The Committee has authority, in its discretion, to approve the persons to whom awards may be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of an award and to determine the specific terms and conditions of each award, subject to the provisions of the 2021 Incentive Plan. The Committee may also approve rules and regulations for the administration of the 2021 Incentive Plan and amendments or modifications of outstanding awards (except that (i) options and SARs cannot be repriced and (ii) options and SARs cannot be cancelled in exchange for cash or another awards, in each case, without shareholder approval). The Committee may delegate authority to the chief executive officer and/or other executive officers to grant awards to employees (other than themselves), subject to applicable law and the 2021 Incentive Plan. No awards may be made under the 2021 Incentive Plan on or after the ten (10)-year anniversary of the Effective Date, but the 2021 Incentive Plan will continue thereafter while previously granted awards remain outstanding.
Eligibility.   Persons eligible to receive awards under the 2021 Incentive Plan are all employees, officers, directors, consultants, scientific advisors, other individual advisors and other individual service providers of our Company and our subsidiaries, who, in the opinion of the Committee, are in a position to contribute to the success and growth of the Company, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, scientific advisor, other individual advisor or other individual service provider of the Company or any subsidiary. As of March 31, 2023, the Company and its subsidiaries had a total of 149 employees, including seven officers and ten executive officers (who are not included in the number of officers) and eight non-employee directors. None of our subsidiaries has employees and none of the officers and directors of our subsidiaries are eligible for awards under the 2021

Incentive Plan other than those who are eligible as officers or directors of the Company. As of that date, we had approximately five consultants who we have historically granted options to, and no one in the categories of scientific advisors, other individual advisors or other individual service providers. As of March 31, 2023, no person is eligible to participate as a result of a determination by the Committee that that person is a prospective employee, officer, director, consultant, scientific advisor, other individual advisor or other individual service provider of the Company or any subsidiary. As awards under the 2021 Incentive Plan are within the discretion of the Committee, the Company cannot determine how many individuals in each of the categories described above will receive awards.
Shares Subject to the 2021 Incentive Plan.   Prior to the proposed increase, an aggregate of (i) 3,700,000 shares of Common Stock plus (ii) such number of unused shares of Common Stock reserved under the 2008 Incentive Plan as of the Effective Date that were rolled into the 2021 Incentive Plan, (subsections (i) and (ii) together, the “Share Reserve”), of which approximately 1,918,374 shares remain available for issuance as of March 31, 2023. All such shares of Common Stock reserved for issuance under the 2021 Incentive Plan may, but need not, be issued in respect of ISOs. In addition, shares of our Common Stock that relate to any outstanding grants or awards under the 2008 Incentive Plan as of the Effective Date that are forfeited, cancelled or otherwise lapse in accordance with applicable plan terms shall be rolled into the 2021 Incentive Plan and added to the Share Reserve (but not issued in respect of ISOs).
If any option granted under the 2021 Incentive Plan terminates without having been exercised in full or if any award is forfeited or cancelled, the number of shares of Common Stock as to which such award was forfeited or withheld will be available for future grants under the 2021 Incentive Plan. However, any shares of Common Stock otherwise issuable are withheld to satisfy the exercise price of a stock option, tax withholding obligations or repurchased by the Company with stock option proceeds, shall not revert to the 2021 Incentive Plan or be added back to the Share Reserve.
The number of shares of Common Stock authorized for issuance under the 2021 Incentive Plan and the foregoing share limitations are subject to customary adjustment for stock splits, stock dividends or similar transactions.
Equity-based awards under the 2021 Incentive Plan may vest no earlier than the first anniversary of the date of grant, with limited exceptions for substitute awards, shares of Common Stock delivered in lieu of fully vested cash awards, director awards vesting on the earlier of the one-year anniversary of grant or the next annual meeting of stockholders and for equity-based awards with respect to up to 5% of the Share Reserve.
Terms and Conditions of Options.   Options granted under the 2021 Incentive Plan may be either ISOs or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Committee will determine the exercise price of options granted under the 2021 Incentive Plan. The exercise price of stock options may not be less than the fair market value per share of our Common Stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).
If on the date of grant the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value will generally be the closing sale price on the date of grant (or the last trading day before the date of grant if no trades occurred on the date of grant). If no such prices are available, the fair market value will be determined in good faith by the Committee based on the reasonable application of a reasonable valuation method. On April 18, 2023, the closing sale price of a share of Common Stock on Nasdaq was $34.37.
No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the 2021 Incentive Plan will be exercisable at such time or times as the Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. The Committee may, in its discretion, permit a holder of a nonstatutory option to exercise the option before it has otherwise become exercisable, in which case the shares of our Common Stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.
Generally, the option price may be paid (a) in cash or by certified or bank check or (b) through a broker-assisted exercise program implemented by the Committee in connection with the 2021 Incentive Plan.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Committee may permit the holder of a nonstatutory option to transfer the award to immediate family members or a family trust for estate planning purposes. The Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.
Stock Appreciation Rights.   The Committee may grant SARs independent of or in connection with an option. The Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our Common Stock on the date of grant, as determined by the Committee. The maximum term of any SAR granted under the 2021 Incentive Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:
•
the excess of the fair market value on the exercise date of one share of our Common Stock over the exercise price, multiplied by

•
the number of shares of Common Stock covered by the SAR.

Payment may be made in shares of our Common Stock, in cash, or partly in Common Stock and partly in cash, all as determined by the Committee.
Restricted Stock and Restricted Stock Units.   The Committee may award restricted Common Stock and/or restricted stock units under the 2021 Incentive Plan. Restricted stock awards consist of shares of Common Stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our Common Stock, cash, or a combination of shares of Common Stock and cash, at a future date upon or following the attainment of certain conditions specified by the Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock will only be paid to the holder of the shares at the time that the restricted stock vests. Dividend equivalent amounts may be deemed reinvested in additional restricted stock units, as determined by the Committee in its sole discretion, or paid with respect to restricted stock units when the units vest. Unless the Committee determines otherwise, holders of restricted stock will have the right to vote the shares.
Performance Shares and Performance Units.   The Committee may award performance shares and/or performance units under the 2021 Incentive Plan to any eligible employee or other individual service provider other than a non-employee director of the Board. Performance shares and performance units are awards, denominated in either shares of Common Stock or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Committee. The Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.
Incentive Bonus Awards, Other Stock-Based and Cash-Based Awards.   The Committee may award other types of equity-based or cash-based awards under the 2021 Incentive Plan, including the grant or offer for sale of shares of our Common Stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Committee may impose.
Effect of Certain Corporate Transactions.   The Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the 2021 Incentive Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Committee. The Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our Common Stock on the date of the change in control; (f) cancel any awards in exchange for cash and/or other property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of rights upon a change in control; (g) cancel any outstanding underwater options or SARs for no consideration; or (h) take any other action the Committee deems necessary or appropriate to carry out the terms of any definitive agreement controlling the terms and conditions of the change in control.
Clawback/Recoupment.   Awards granted under the 2021 Incentive Plan will be subject to the requirement that the awards be forfeited or amounts repaid to the Company after they have been distributed to the participant (i) to the extent set forth in an award agreement or (ii) to the extent covered by any clawback or recapture policy adopted by the Company from time to time, or any applicable laws that impose mandatory forfeiture or recoupment, under circumstances set forth in such applicable laws.
Amendment, Termination.   Our Board may at any time amend the 2021 Incentive Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the Board may not (a) increase the number of shares of Common Stock available under the 2021 Incentive Plan, (b) change the group of individuals eligible to receive awards, (c) extend the term of the 2021 Incentive Plan, or (d) reduce or reprice the exercise price of any stock option and/or SAR or cancel any stock option and/or SAR in exchange for cash or another award.
Other Information
A “new plan benefits” table, as described in the SEC’s proxy rules, is not provided because the grant of options and other awards under the 2021 Incentive Plan is discretionary, and we cannot determine now the specific number or type of options or awards to be granted in the future to any particular person or group. However, please refer to “Executive Compensation” in this Proxy Statement, which provides information on the grants made in the previous fiscal year, and please refer to the description of grants made to our non-employee directors in the last previous year under the heading “Director Compensation” in this Proxy Statement.
Material Federal Income Tax Consequences
THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2021 INCENTIVE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2021 INCENTIVE PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.
Treatment of Options
The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2021 Incentive Plan, nor will our Company be entitled to a tax deduction at that time.
Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. Our Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of our Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.
For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.
In general, if an optionee, in exercising an incentive stock option, tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.
As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.
Treatment of Stock Appreciation Rights
Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will our Company be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our Common Stock at that time.
Treatment of Stock Awards
Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the Common Stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our Common Stock that is the subject of the award when the award is made.
The recipient of a restricted stock unit will recognize ordinary income as and when the units vest and shares of our Common Stock are issued. The amount of the income will be equal to the fair market value of the shares of our Common Stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.
The federal income tax consequences of performance share awards, performance unit awards, incentive bonus awards, other cash-based awards and other stock-based awards will depend on the terms and conditions of those awards but, in general, participants will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of our Common Stock paid, determined at the time of such payment, in connection with such awards.
Section 409A
If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.
Potential Limitation on Company Deductions
Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. The Board and the Committee intend to consider the potential impact of Section 162(m) on grants made under the 2021 Incentive Plan, but reserve the right to approve grants of awards for an executive officer that exceeds the deduction limit of Section 162(m).
Restrictions on Resale
Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2021 Incentive Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. It is intended that the shares issuable pursuant to the 2021 Incentive Plan will be registered under the Securities Act of 1933, as amended.
Tax Withholding
As and when appropriate, we shall have the right to require each optionee purchasing shares of Common Stock and each grantee receiving an award of shares of Common Stock under the 2021 Incentive Plan to pay any federal, state or local taxes required by law to be withheld.
New Plan Benefits
The grant of options and other awards under the 2021 Incentive Plan is discretionary, and we cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE CELLDEX THERAPEUTICS, INC. 2021 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 600,000, FROM 3,700,000 PLUS THE UNUSED SHARES OF COMMON STOCK RESERVED UNDER THE 2008 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED AND RESTATED, TO 4,300,000 PLUS THE UNUSED SHARES OF COMMON STOCK RESERVED UNDER THE 2008 INCENTIVE PLAN.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal No. 4)
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s rules.
As described in detail under the heading “Compensation of Executive Officers — Compensation Discussion and Analysis,” our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading “Compensation of Executive Officers — Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our Named Executive Officers.
The Compensation and Organization Development Committee of our Board of Directors continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.
We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure is hereby APPROVED.”
The say-on-pay vote is advisory, and therefore not binding on Celldex, the Compensation and Organization Development Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation and Organization Development Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and accordingly, the Board and Compensation and Organization Development Committee intend to consider the results of this vote among the many factors they consider in making determinations in the future regarding executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” THIS PROPOSAL NO. 4.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION
(Proposal No. 5)
We are seeking an advisory vote on whether stockholders would prefer an advisory vote on the executive compensation paid to our Named Executive Officers (a “Say on Pay” vote) every one, two or three years. Currently, we provide a “Say on Pay” vote to our stockholders each year. The choices available on the attached proxy card, in accordance with SEC rules, are every one year, every two years, every three years, or to abstain. After careful consideration of the frequency alternative, the Board continues to believe that submitting the advisory vote to stockholders every year is appropriate for our Company and our stockholders. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. However, the Board will take into account the outcome of this vote when making a future decision on the frequency of advisory votes on executive compensation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE THAT ADVISORY VOTES ON
EXECUTIVE COMPENSATION BE HELD EVERY YEAR.

STOCKHOLDER PROPOSALS
Submitting Proxy Proposals and Director Nominations for the 2024 Annual Meeting
Proposals for Inclusion in Our 2024 Proxy Materials
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Celldex’s proxy statement and form of proxy for our 2024 Annual Meeting must be received by Celldex on or before January 2, 2024 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn.: Secretary.
Director Nominations for Inclusion in Our 2024 Proxy Materials (Proxy Access)
Any stockholder considering a proxy access nomination should carefully review our bylaws. Under our proxy access bylaw, if a stockholder (or a group of stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements in our bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2024 proxy materials for election at our 2024 Annual Meeting of Stockholders, then the nominations must be mailed to: Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn.: Secretary. Any such nomination must be received by us not earlier than December 3, 2023 and not later than January 2, 2024.
Other Proposals or Nominations to be Brought before Our 2024 Annual Meeting
Any shareholder considering introducing a nomination or other item of business should carefully review the procedures set forth in our bylaws. Our bylaws state that a stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely received by Celldex at our principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by Celldex at our principal executive office not later than the close of business on the later of (i) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (ii) the fifteenth (15th) day following the day on which such public announcement of the date of such annual meeting is first made by Celldex. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn.: Secretary.
Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at the 2024 Annual Meeting of Stockholders, you must also provide the notice and additional information required by Rule 14a-19 to: Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn.: Secretary., no later than April 16, 2024. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our by-laws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our by-laws as described in this section and it shall not extend any such deadline set forth under our by-laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC.
The SEC allows the Company to “incorporate by reference” certain information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We are incorporating by reference the following, which include the information required by Item 13(a) of Schedule 14A in connection with Proposal 4:
•
Sections of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023: “Part II. Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Part II. Item 8 — Financial Statements and Supplementary Data,” “Part II. Item 7A — Quantitative and Qualitative Disclosure About Market Risk” and “Part II. Item 9 — Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.”

In addition, all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.
Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to our Corporate Secretary at Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827. A request for copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 18, 2023.

OTHER MATTERS
As of the date of this proxy statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.
By Order of the Board of Directors
/s/ Sam Martin

Secretary
Hampton, NJ
May 1, 2023

Annex A
AMENDMENT TO
CELLDEX THERAPEUTICS, INC.
2021 OMNIBUS EQUITY INCENTIVE PLAN
Dated: April 11, 2023
This Agreement amends the Celldex Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”). All capitalized terms not defined herein shall have the meanings set forth in the Plan.
R E C I T A L S
WHEREAS, Section 17.2 of the Plan reserves to the Board of Directors (“Board”) of Celldex Therapeutics, Inc. (the “Company”) the right to amend the Plan from time to time; and
WHEREAS, the Board desires to amend the Plan to increase the number of shares available for awards under the plan by 600,000 shares in the manner hereinafter provided subject to approval by the Company’s stockholders.
NOW THEREFORE, the Plan is hereby amended as follows:
1.   Amendment.
Section 4.1(a) of the Plan is amended and restated in its entirety as follows:
“(a)   Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be (i) 4,300,000 shares plus (ii) such number of unused shares of Common Stock reserved under the Prior Plan as of the Effective Date, which unused reserve shall be rolled into this Plan (subsections (i) and (ii) together, the “Share Reserve”); all of which shares may, but need not, be issued in respect of Incentive Stock Options. In addition, there shall be rolled into this Plan and added to the Share Reserve (but not issued in respect of Incentive Stock Options) such number of shares of Common Stock subject to outstanding grants or awards under the Prior Plan as of the Effective Date which are thereafter forfeited, cancelled or otherwise lapse in accordance with the provisions of Section 4.1(b).”
2.   No Other Changes.   Except as set forth herein, the Plan shall remain in full force and effect without modification.
IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this Amendment as of the date first above written as evidence of its adoption by the Company.
CELLDEX THERAPEUTICS, INC.
By:
/s/ Sam Martin

Name:
Sam Martin

Title:
Senior Vice President and
Chief Financial Officer

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0000608577_1 R1.0.0.6 CELLDEX THERAPEUTICS, INC. PERRYVILLE III BUILDING 53 FRONTAGE ROAD, SUITE 220 HAMPTON, NJ 08827 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 14, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CLDX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Karen L. Shoos 1b. Anthony S. Marucci 1c. Keith L. Brownlie 1d. Cheryl L. Cohen 1e. Herbert J. Conrad 1f. Rita I. Jain, M.D. 1g. James J. Marino 1h. Garry A. Neil, M.D. 1i. Harry H. Penner, Jr. The Board of Directors recommends you vote FOR Proposals 2 through 4. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023. 3. To approve an amendment to our 2021 Omnibus Equity Incentive Plan, including an increase in the number of shares reserved for issuance thereunder by 600,000 shares to 4,300,000 shares. 4. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 5. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's Named Executive Officers. NOTE: In their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000608577_2 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com CELLDEX THERAPEUTICS, INC. Annual Meeting of Stockholders June 15, 2023 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned hereby appoints Sam Martin and Anthony S. Marucci, and either of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Celldex Therapeutics, Inc. held of record by the undersigned on April 18, 2023 at the Annual Meeting of Stockholders to be held virtually via the Internet at www.virtualshareholdermeeting.com/CLDX2023, on June 15, 2023 at 9:00 a.m. local time, or at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side